Exhibit 10.1

EXECUTION VERSION

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (this “Agreement”) is made and entered into as of December 27, 2023 by and between Nxu, Inc., a Delaware corporation (the “Company”), and Lynks Motor Corporation, a Delaware corporation d/b/a Lynx Motors (“Lynx”). The Company and Lynx are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”. Capitalized terms, unless otherwise defined, shall have the meanings ascribed to such terms in Article X hereof.

RECITALS:

WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, Lynx desires to sell to the Company, and the Company desires to purchase from Lynx, a number of newly issued shares of common stock, par value $0.001 per share, of Lynx representing 15% of the issued and outstanding equity interests in Lynx as of, and after giving effect to, the Closing (the “Purchased Shares”), in exchange for an aggregate of one thousand (1,000) newly issued shares of Series A convertible preferred stock, par value $0.0001 per share (the “Exchange Shares”), of the Company, which shall be convertible into Class A Shares upon the terms and subject to the conditions set forth in the Certificate of Designations;

WHEREAS, concurrently with the Closing, the Company and Lynx will enter into the Registration Rights Agreement, pursuant to which the Company has agreed to provide certain registration rights with respect to the Conversion Shares;

WHEREAS, concurrently with the Closing, the Company and Lynx will enter into the Board Designation Agreement, pursuant to which Lynx has agreed to provide the Company with the right to designate one person to serve on the board of directors of Lynx;

WHEREAS, concurrently with the Closing, Lynx will issue to the Company the Promissory Note in exchange for $250,000 in immediately available funds;

WHEREAS, the board of directors of the Company has (i) determined that the transactions contemplated by this Agreement would be advisable and fair to, and in the best interests of, its stockholders and (ii) approved and adopted this Agreement, the issuance of the Exchange Shares (as defined below) and the other transactions contemplated by this Agreement in accordance with the DGCL, subject to obtaining Stockholder Approval; and

WHEREAS, the board of directors of Lynx has approved and adopted this Agreement, the issuance of the Purchased Shares and the Promissory Note and the other transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties hereto agree as follows:

ARTICLE I

THE SHARE EXCHANGE

1.1 Purchase and Sale of Shares. At the Closing and subject to and upon the terms and conditions of this Agreement, Lynx shall sell, transfer, convey, assign and deliver to the Company and the Company shall purchase, acquire and accept from Lynx, the Purchased Shares, free and clear of all Liens (other than potential restrictions on resale under applicable securities Laws).

1.2 Consideration. At the Closing and subject to and upon the terms and conditions of this Agreement, in full payment for the Purchased Shares, the Company shall issue and deliver to Lynx the Exchange Shares.

ARTICLE II

CLOSING

2.1 Closing. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place on the date hereof after all the Closing conditions to this Agreement have been satisfied or waived at 10:00

a.m. Eastern time, or at such other date, time or place as Lynx and the Company may agree (the date and time at which the Closing is actually held being, the “Closing Date”).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Lynx as follows:

3.1 Due Organization and Good Standing. The Company is a company duly incorporated, validly existing and in good standing under the Laws of Delaware. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed and in good standing to conduct business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except for any deviations from any of the foregoing that would not reasonably be expected to have a Material Adverse Effect on the Company.

3.2 Authorization; Binding Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform the Company’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each Ancillary Document to which it is a party and the consummation of the transactions contemplated hereby and thereby (a) have been duly and validly authorized by the board of directors of the Company and (b) no other corporate proceedings, other than as set forth elsewhere in the Agreement, on the part of the Company, are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which the Company is a party shall be when delivered, duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally or by any applicable statute of limitation or by any valid defense of set-off or counterclaim, and the fact that equitable remedies or relief (including the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought (collectively, the “Enforceability Exceptions”).

3.3 Governmental Approvals. No Consent of or with any Governmental Authority, on the part of the Company is required to be obtained or made in connection with the execution, delivery or performance by the Company of this Agreement and each Ancillary Document to which it is a party or the consummation by the Company of the transactions contemplated hereby and thereby, other than (a) such filings as may be required in any jurisdiction where the Company is qualified or authorized to conduct business as a foreign corporation in order to maintain such qualification or authorization, (b) such filings as contemplated by this Agreement and the Ancillary Agreements, (c) any filings required with Nasdaq with respect to the transactions contemplated by this Agreement and the Ancillary Agreements, (d) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (e) where the failure to obtain or make such Consents or to make such filings or notifications, would not reasonably be expected to have a Material Adverse Effect on the Company.

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3.4 Non-Contravention. The execution and delivery by the Company of this Agreement and each Ancillary Document to which it is a party, the consummation by the Company of the transactions contemplated hereby and thereby, and compliance by the Company with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of the Company’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 3.3 hereof, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to the Company or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by the Company under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of the Company under, (viii) give rise to any obligation to obtain any third party consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material contract, except for any deviations from any of the foregoing clauses (b) or (c) that would not reasonably be expected to have a Material Adverse Effect on the Company.

3.5 Capitalization.

(a) The Company is authorized to issue 4,000,000,000 Class A Shares, 1,000,000,000 shares of Class B common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. All outstanding capital stock of the Company has been duly authorized, validly issued, fully paid and non- assessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Company Charter or any Contract to which the Company is a party. None of the outstanding capital stock of the Company has been issued in violation of any applicable securities Laws.

(b) Except as set forth in the SEC Reports, there are no (i) outstanding options, warrants, puts, calls, convertible securities, preemptive or similar rights, (ii) bonds, debentures, notes or other Indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights or (iii) subscriptions or other rights, agreements, arrangements, Contracts or commitments of any character (A) relating to the issued or unissued shares of the Company, or (B) obligating the Company to issue, transfer, deliver or sell or cause to be issued, transferred, delivered, sold or repurchased any options or shares or securities convertible into or exchangeable for such shares, or (C) obligating the Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment for such capital shares. Other than as expressly set forth in this Agreement, or in the SEC Reports, there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any shares of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Person. Except as set forth in the SEC Reports, there are no shareholders agreements, voting trusts or other agreements or understandings to which the Company is a party with respect to the voting of any shares of the Company.

3.6 SEC Filings and Company Financials.

(a) The Company, since September 27, 2022, has filed all forms, reports, schedules, statements, prospectuses and other documents required to be filed or furnished by the Company with the SEC under the Securities Act and/or the Exchange Act, together with any amendments, restatements or supplements thereto. Except to the extent otherwise available on the SEC’s web site through EDGAR, the Company has delivered to Lynx copies in the form filed with the SEC of all of the following: (i) the Company’s Annual Reports on Form 10-K for each fiscal year of the Company beginning with the year ended December 31, 2022, (ii) the Company’s Quarterly Reports on Form 10-Q for each fiscal quarter that the Company filed such reports to disclose its quarterly financial results in each of the fiscal years of the Company referred to in clause (i) above, (iii) all other forms, reports, registration statements, prospectuses and other documents (other than preliminary materials) filed by the Company with the SEC since September 27, 2022 (the forms, reports, registration statements, prospectuses and other documents referred to in clauses (i), (ii) and (iii) above, whether or not available through EDGAR, are, collectively, the “SEC Reports”) and (iv) all certifications and statements required by (A) Rules 13a-14 or 15d-14 under the Exchange Act, and (B) 18 U.S.C. §1350 (Section 906 of SOX) with respect to any report referred to in clause (i) above (collectively, the “Public Certifications”). The SEC Reports (y) were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (z) did not, as of their respective effective dates (in the case of SEC Reports that are registration statements filed pursuant to the requirements of the Securities Act) and at the time they were filed with the SEC (in the case of all other SEC Reports) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Public Certifications are each true as of their respective dates of filing. As of the date of this Agreement, the Class A Shares are listed on Nasdaq.

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(b) The financial statements and notes contained or incorporated by reference in the SEC Reports (the “Company Financials”), fairly present in all material respects the financial position and the results of operations, changes in shareholders’ equity, and cash flows of the Company at the respective dates of and for the periods referred to in such financial statements, all in accordance with (i) GAAP methodologies applied on a consistent basis throughout the periods involved and (ii) Regulation S-X or Regulation S-K, as applicable (except as may be indicated in the notes thereto and for the omission of notes and audit adjustments in the case of unaudited quarterly financial statements to the extent permitted by Regulation S-X or Regulation S-K, as applicable).

(c)  Except as and to the extent reflected or reserved against in the Company Financials, the Company has not incurred any Liabilities or obligations of the type required to be reflected on a balance sheet in accordance with GAAP that is not adequately reflected or reserved on or provided for in the Company Financials, other than Liabilities of the type required to be reflected on a balance sheet in accordance with GAAP that have been incurred in the ordinary course of business.

3.7 Absence of Certain Changes. As of the date of this Agreement, the Company has not received a notice of a Material Adverse Effect.

3.8 Actions; Orders; Permits. There is no pending or, to the Knowledge of the Company, threatened Action to which the Company is subject which would reasonably be expected to have a Material Adverse Effect on the Company. There is no material Action that the Company has pending against any other Person. The Company is not subject to any material Orders of any Governmental Authority, nor are any such Orders pending. The Company holds all Permits necessary to lawfully conduct its business as presently conducted, and to own, lease and operate its assets and properties, all of which are in full force and effect, except where the failure to hold such Permit or for such Permit to be in full force and effect would not reasonably be expected to have a Material Adverse Effect on the Company.

3.9 Ownership. All Exchange Shares and Conversion Shares have been duly authorized and, upon issuance and delivery of such Exchange Shares, shall be validly issued, fully paid and non-assessable, free and clear of all Liens, other than restrictions arising from applicable securities Laws and any Liens incurred by Lynx, and the issuance and sale of such Exchange Shares and Conversion Shares pursuant hereto will not be subject to or give rise to any preemptive rights or rights of first refusal.

3.10 Independent Investigation. The Company has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of Lynx and acknowledge that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of Lynx for such purpose. The Company acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of Lynx set forth in Article IV (including the related portions of the Lynx Disclosure Schedules (as defined below)) and (b) neither Lynx nor its Representatives have made any representation or warranty as to Lynx or this Agreement, except as expressly set forth in Article IV (including the related portions of the Lynx Disclosure Schedules).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF LYNX

Lynx was formed as a Delaware corporation on April 14, 2023 (the “Formation Date”). Lynx conducted no business operations prior to the Formation Date and there are no predecessor entities to Lynx. Except as set forth in the disclosure schedules delivered by Lynx to the Company on the date hereof (the “Lynx Disclosure Schedules”), the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer, Lynx represents and warrants to the Company as follows:

4.1 Due Organization and Good Standing. Lynx is a business company duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Schedule 4.1 lists all jurisdictions in which Lynx is qualified to conduct business and all names other than its legal name under which Lynx does business. Lynx has provided to the Company accurate and complete copies of its Organizational Documents, as amended to date and as currently in effect. Lynx is not in violation of any provision of its Organizational Documents.

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4.2 Authorization; Binding Agreement. Lynx has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or is required to be a party, to perform Lynx’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each Ancillary Document to which Lynx is or is required to be a party and the consummation of the transactions contemplated hereby and thereby, (a) have been duly and validly authorized by Lynx’s board of directors and Lynx’s shareholders to the extent required by Lynx’s Organizational Documents, any other applicable Law or any Contract to which Lynx or any of its shareholders is a party or by which it or its securities are bound and (b) no other proceedings on the part of Lynx are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which Lynx is or is required to be a party shall be when delivered, duly and validly executed and delivered by Lynx and assuming the due authorization, execution and delivery of this Agreement and any such Ancillary Document by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the legal, valid and binding obligation of Lynx, enforceable against Lynx in accordance with its terms, subject to the Enforceability Exceptions.

4.3 Capitalization.

(a) Lynx is authorized to issue 10,000,000 shares of its common stock, $0.001 par value per share. The Purchased Shares to be delivered by Lynx to the Company at the Closing shall constitute 15% of the issued and outstanding equity interests in or of Lynx, as of, and after giving effect to, the Closing. All of the outstanding equity interests in or of Lynx have been duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, the Lynx Charter or any Contract to which Lynx is a party. Lynx holds no shares or other equity interests in or of Lynx in its treasury. None of the outstanding equity interests in or of Lynx were issued in violation of any applicable securities Laws.

(b) There are no options, warrants or other rights to subscribe for or purchase any shares or other equity interests in or of Lynx or securities convertible into or exchangeable for, or that otherwise confer on the holder any right to acquire any shares or other equity interests in or of Lynx, or preemptive rights or rights of first refusal or first offer, nor are there any Contracts, commitments, arrangements or restrictions to which Lynx or any of its shareholders is a party or bound relating to any equity securities of Lynx, whether or not outstanding. There are no outstanding or authorized equity appreciation, phantom equity or similar rights with respect to Lynx. There are no voting trusts, proxies, shareholder agreements or any other agreements or understandings with respect to the voting of Lynx’s shares or other equity interests. There are no outstanding contractual obligations of Lynx to repurchase, redeem or otherwise acquire any shares or other equity interests or securities in or of Lynx, nor has Lynx granted any registration rights to any Person with respect to Lynx’s equity securities. All of Lynx’s securities have been granted, offered, sold and issued in compliance with all applicable securities Laws. As a result of the consummation of the transactions contemplated by this Agreement, no equity interests in or of Lynx are issuable and no rights in connection with any interests, warrants, rights, options or other securities of Lynx accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

(c) Lynx has not declared or paid any distribution or dividend in respect of its equity interests and has not repurchased, redeemed or otherwise acquired any shares or other equity interests in or of Lynx, and the board of directors of Lynx has not authorized any of the foregoing.

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4.4 Subsidiaries.

(a) Schedule 4.4(a) sets forth the name of each Subsidiary of Lynx, and with respect to each Subsidiary (a) its jurisdiction of organization, (b) its authorized shares or other equity interests (if applicable), (c) the number of issued and outstanding shares or other equity interests and the record holders and beneficial owners thereof and (d) its Tax election to be treated as a corporate or a disregarded entity under the Code and any state or applicable non-U.S. Tax laws, if any. All of the outstanding equity securities of each Subsidiary of Lynx are duly authorized and validly issued, fully paid and non-assessable (if applicable), and were offered, sold and delivered in compliance with all applicable securities Laws, and owned by Lynx or one of its Subsidiaries free and clear of all Liens (other than those, if any, imposed by such Subsidiary’s Organizational Documents). There are no Contracts to which Lynx or any of its Affiliates is a party or bound with respect to the voting (including voting trusts or proxies) of the shares or other equity interests of any Subsidiary of Lynx other than the Organizational Documents of any such Subsidiary. There are no outstanding or authorized options, warrants, rights, agreements, subscriptions, convertible securities or commitments to which any Subsidiary of Lynx is a party or which are binding upon any Subsidiary of Lynx providing for the issuance or redemption of any shares or other equity interests in or of any Subsidiary of Lynx. There are no outstanding equity appreciation, phantom equity, profit participation or similar rights granted by any Subsidiary of Lynx. No Subsidiary of Lynx has any limitation on its ability to make any distributions or dividends to its equity holders, whether by Contract, Order or applicable Law. Except for the equity interests of the Subsidiaries listed on Schedule 4.4(a), Lynx does not own or have any rights to acquire, directly or indirectly, any shares or other equity interests of any Person. None of Lynx or its Subsidiaries is a participant in any joint venture, partnership or similar arrangement. There are no outstanding material contractual obligations of Lynx or its Subsidiaries to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person (other than loans to customers in the ordinary course of business).

4.5 Governmental Approvals. No Consent of or with any Governmental Authority on the part of Lynx is required to be obtained or made in connection with the execution, delivery or performance by Lynx of this Agreement or any Ancillary Documents to which it is a party or the consummation by Lynx of the transactions contemplated hereby or thereby other than such filings as contemplated by this Agreement.

4.6 Non-Contravention. The execution and delivery by Lynx of this Agreement and each Ancillary Document to which Lynx is a party or otherwise bound, and the consummation by Lynx of the transactions contemplated hereby and thereby and compliance by Lynx with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of Lynx’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 4.5 hereof, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to Lynx or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by Lynx under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of Lynx under, (viii) give rise to any obligation to obtain any third party consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, a Lynx Material Contract.

4.7 Financial Statements.

(a) Lynx maintains financial statements on a modified accrual basis of accounting. As used herein, the term “Lynx Financials” means the unaudited financial statements, consisting of the balance sheet of Lynx as of November 30, 2023 (the “Interim Balance Sheet Date”) and the related income statement for the period from the Formation Date through such date. Lynx Financials shall (i) accurately reflect the books and records of Lynx as of the times and for the periods referred to therein and (ii) be prepared in accordance with the Company’s historic method of accounting, consistently applied throughout and among the periods involved.

(b) Lynx maintains accurate books and records reflecting its assets and Liabilities and maintains proper and adequate internal accounting controls that provide reasonable assurance that (i) Lynx does not maintain any off-the-book accounts and that Lynx’s assets are used only in accordance with Lynx’s management directives, (ii) transactions are executed with management’s authorization, (iii) transactions are recorded as necessary to permit preparation of the financial statements of Lynx and to maintain accountability for Lynx’s assets, (iv) access to Lynx’s assets is permitted only in accordance with management’s authorization, (v) the reporting of Lynx’s assets is compared with existing assets at regular intervals and verified for actual amounts and (vi) accounts, notes and other receivables are recorded accurately, and proper and adequate procedures are implemented to effect the collection of accounts, notes and other receivables on a current and timely basis. Lynx has not been subject to or involved in any material fraud that involves management or other employees who have a significant role in the internal controls over financial reporting of Lynx. Since the Formation Date, neither Lynx nor its Representatives has received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of Lynx or its internal accounting controls, including any material written complaint, allegation, assertion or claim that Lynx has engaged in questionable accounting or auditing practices.

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(c) All material Indebtedness of Lynx shall be disclosed in the financial statements and related notes previously delivered to the Company. No Indebtedness of Lynx contains any restriction upon (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by Lynx, or (iii) the ability of Lynx to grant any Lien on their respective properties or assets.

(d) Lynx is not subject to any Liabilities or obligations (whether or not required to be reflected on a balance sheet prepared in accordance with GAAP), except for those that are either (i) adequately reflected or reserved on or provided for in the consolidated balance sheet of Lynx and its Subsidiaries as of the Interim Balance Sheet Date contained in the Lynx Financials or (ii) not material and that were incurred after the Interim Balance Sheet Date in the ordinary course of business consistent with past practice (other than Liabilities for breach of any Contract or violation of any Law).

(e) All financial projections with respect to Lynx that will be delivered by or on behalf of Lynx to the Company or its Representatives will be prepared in good faith using assumptions that Lynx believes to be reasonable.

4.8 Absence of Certain Changes. Since the Formation Date, Lynx has (a) conducted its business only in the ordinary course of business consistent with past practice, (b) not been subject to a Material Adverse Effect and (c) has not taken any action or committed or agreed to take any action that would be prohibited by Section 5.2(b) if such action were taken on or after the date hereof without the consent of the Company.

4.9 Compliance with Laws. Lynx is not or has not been in material conflict or non-compliance with, or in material default or violation of, nor has Lynx received, since the Formation Date, any written or, to the Knowledge of the Company, oral notice of any material conflict or non-compliance with, or material default or violation of, any applicable Laws by which it or any of its properties, assets, employees, business or operations are or were bound or affected.

4.10 Company Permits. Lynx (and its employees who are legally required to be licensed by a Governmental Authority in order to perform his or her duties with respect to his or her employment with Lynx), holds all Permits necessary to lawfully conduct in all material respects its business as presently conducted and as currently contemplated to be conducted, and to own, lease and operate its assets and properties (collectively, the “Lynx Permits”). All of the Lynx Permits are in full force and effect, and no suspension or cancellation of any of the Lynx Permits is pending or, to Lynx Knowledge, threatened. Lynx is not in violation in any material respect of the terms of any Lynx Permit.

4.11 Litigation. Set forth on Schedule 4.11 is a complete list of litigation matters. Except as disclosed in Schedule 4.11, there is no (a) Action of any nature pending or, to the Lynx’ Knowledge, threatened, nor is there any reasonable basis for any Action to be made, or (b) Order pending now or rendered by a Governmental Authority since the Formation Date, in either case of (a) or (b) by or against Lynx, its current or former directors, officers or equity holders (provided, that any litigation involving the directors, officers or equity holders of Lynx must be related to Lynx’s business, equity securities or assets), its business, equity securities or assets. The items listed on Schedule 4.11, if finally determined adverse to Lynx, will not have, either individually or in the aggregate, a Material Adverse Effect upon Lynx. Since the Formation Date, none of the current or former officers, senior management or directors of Lynx have been charged with, indicted for, arrested for, or convicted of any felony or any crime involving fraud.

4.12 Material Contracts.

(a) Schedule 4.12(a) sets forth a true, correct and complete list of each Contract to which Lynx is a party or by which Lynx, or any of its properties or assets are bound or affected (each contract required to be set forth on Schedule 4.12(a), a “Lynx Material Contract”) that:

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(i) contains covenants that limit the ability of Lynx (A) to compete in any line of business or with any Person or in any geographic area or to sell, or provide any service or product or solicit any Person, including any non-competition covenants, employee and customer non-solicit covenants, exclusivity restrictions, rights of first refusal or most-favored pricing clauses or (B) to purchase or acquire an interest in any other Person;

(ii) involves any joint venture, profit-sharing, partnership, limited liability company or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture;

(iii) involves any exchange traded, over the counter or other swap, cap, floor, collar, futures contract, forward contract, option or other derivative financial instrument or Contract, based on any commodity, security, instrument, asset, rate or index of any kind or nature whatsoever, whether tangible or intangible, including currencies, interest rates, foreign currency and indices;

(iv) evidences Indebtedness (whether incurred, assumed, guaranteed or secured by any asset) of Lynx having an outstanding principal amount in excess of $100,000;

(v) involves the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets with an aggregate value in excess of $25,000 (other than in the ordinary course of business consistent with past practice) or shares or other equity interests in or of another Person;

(vi) relates to any merger, consolidation or other business combination with any other Person or the acquisition or disposition of any other entity or its business or material assets or the sale of Lynx, its business or material assets;

(vii) by its terms, individually or with all related Contracts, calls for aggregate payments or receipts by Lynx under such Contract or Contracts of at least $50,000 per year or $150,000 in the aggregate;

(viii) obligates Lynx to provide continuing indemnification or a guarantee of obligations of a third party after the date hereof in excess of $100,000;

(ix) is between Lynx and any Top Customer or Top Supplier (other than in the ordinary course of business);

(x) is between Lynx and any directors, officers or employees of Lynx (other than at-will employment arrangements with employees entered into in the ordinary course of business consistent with past practice), including all non-competition, severance and indemnification agreements, or any Related Person;

(xi) obligates Lynx to make any capital commitment or expenditure in excess of $25,000 (including pursuant to any joint venture);

(xii) relates to a material settlement entered into within three (3) years prior to the date of this Agreement or under which Lynx has outstanding obligations (other than customary confidentiality obligations or in the ordinary course of business);

(xiii) provides another Person (other than another Lynx or any manager, director or officer of Lynx) with a power of attorney;

(xiv) relates to the development, ownership, licensing or use of any Intellectual Property by, to or from Lynx;

(xv) relates to any real estates, including, without limitation, leases, lease guarantees, agreements and documents related thereto;

(xvi) evidences any Liens; or

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(xvii) is otherwise material to Lynx and not described in clauses (i) through (xvi) above.

(b) With respect to each Lynx Material Contract: (i) such Lynx Material Contract is valid and binding and enforceable in all respects against Lynx party thereto (subject to the Enforceability Exceptions) and, to the Knowledge of Lynx, each other party thereto, and is in full force and effect; (ii) neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement will affect the validity or enforceability of any Lynx Material Contract; (iii) Lynx is not in breach or default in any respect, and no event has occurred that with the passage of time or giving of notice or both would constitute a breach or default by Lynx, or permit termination or acceleration by the other party thereto, under such Lynx Material Contract; (iv) to the Knowledge of Lynx, no other party to such Lynx Material Contract is in breach or default in any respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default by such other party, or permit termination or acceleration by Lynx, under such Lynx Material Contract; (v) Lynx has not received written or, to the Knowledge of Lynx, oral notice of an intention by any party to any such Lynx Material Contract that provides for a continuing obligation by any party thereto to terminate such Lynx Material Contract or amend the terms thereof, other than modifications in the ordinary course of business that do not adversely affect Lynx; and (vi) Lynx has not waived any rights under any such Lynx Material Contract.

4.13 Intellectual Property.

(a) Schedule 4.13(a)(i) sets forth: (i) all Patents, Trademarks, Internet Assets and Copyrights owned or licensed by Lynx or otherwise used or held for use by Lynx in which Lynx is the owner, applicant or assignee (“Lynx Registered IP”), specifying as to each item, as applicable: (A) the nature of the item, including the title, (B) the owner of the item, (C) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed and (D) the issuance, registration or application numbers and dates; and (ii) all material unregistered Intellectual Property owned or purported to be owned by Lynx. Schedule 4.13(a)(ii) sets forth all licenses, sublicenses and other agreements or permissions (“Lynx IP Licenses”), which are not required to be listed, although such licenses are “Lynx IP Licenses” as that term is used herein), under which Lynx is a licensee or otherwise is authorized to use or practice any Intellectual Property. Lynx owns, free and clear of all Liens (other than Permitted Liens), has valid and enforceable rights in, and has the unrestricted right to use, sell, license, transfer or assign, all Intellectual Property currently used, licensed or held for use by such Lynx, and previously used or licensed by such Lynx, except for the Intellectual Property that is the subject of the Lynx IP Licenses. For each Patent and Patent application in the Lynx Registered IP, Lynx has obtained valid assignments of inventions from each inventor.

(b) Lynx has a valid and enforceable license to use all Intellectual Property that is the subject of the Lynx IP Licenses applicable to such Lynx. Lynx has performed all obligations imposed on it in the Lynx IP Licenses, has made all payments required to date, and such Lynx is not, nor, to the Knowledge of Lynx, is any other party thereto, in breach or default thereunder, nor has any event occurred that with notice or lapse of time or both would constitute a default thereunder. All registrations for Copyrights, Patents and Trademarks that are owned by or exclusively licensed to Lynx are valid and in force, and all applications to register any Copyrights, Patents and Trademarks are pending and in good standing, all without challenge of any kind.

(c) No Action is pending or, to the Lynx’ Knowledge, threatened that challenges the validity, enforceability, ownership, or right to use, sell, license or sublicense any Intellectual Property currently licensed, used or held for use by Lynx in any material respect. Lynx has not received any written or, to the Knowledge of Lynx, oral notice or claim asserting or suggesting that any infringement, misappropriation, violation, dilution or unauthorized use of the Intellectual Property of any other Person is or may be occurring or has or may have occurred, as a consequence of the business activities of Lynx, nor to the Knowledge of Lynx is there a reasonable basis therefor. To Lynx’ Knowledge, no third party is infringing upon, has misappropriated or is otherwise violating any Intellectual Property owned, licensed by, licensed to, or otherwise used or held for use by Lynx (“Lynx IP”) in any material respect.

(d) All employees and independent contractors of Lynx have assigned to Lynx all Intellectual Property arising from the services performed for Lynx by such Persons. No current or former officers, employees or independent contractors of Lynx have claimed any ownership interest in any Intellectual Property owned by Lynx.

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(e) To the Knowledge of Lynx, no Person has obtained unauthorized access to third party information and data in the possession of Lynx, nor has there been any other compromise of the security, confidentiality or integrity of such information or data. Lynx has complied with all applicable Laws relating to privacy, personal data protection, and the collection, processing and use of personal information and its own privacy policies and guidelines. The operation of the business of Lynx has not and does not materially violate any right to privacy or publicity of any third person, or constitute unfair competition or trade practices under applicable Law.

4.14 Taxes and Returns.

(a)  Lynx has or will have timely filed, or caused to be timely filed, all Tax Returns and reports required to be filed by it (taking into account all available extensions), which Tax Returns are true, accurate, correct and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Lynx Financials have been established. Lynx has complied with all applicable Laws relating to Tax.

(b) There is no current pending or, to the Knowledge of Lynx, threatened Action against Lynx by a Governmental Authority in a jurisdiction where Lynx does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

(c) Lynx is not being audited by any Tax authority or has been notified in writing or, to the Knowledge of Lynx, orally by any Tax authority that any such audit is contemplated or pending. There are no claims, assessments, audits, examinations, investigations or other Actions pending against Lynx in respect of any Tax, and Lynx has not been notified in writing of any proposed Tax claims or assessments against it (other than, in each case, claims or assessments for which adequate reserves in the Lynx Financials have been established).

4.15 Real Property. Schedule 4.15 contains a complete and accurate list of all premises currently leased or subleased or otherwise used or occupied by Lynx for the operation of the business of Lynx (the “Leased Premises”), and of all current leases, lease guarantees, agreements and documents related thereto, including all amendments, terminations and modifications thereof or waivers thereto (collectively, the “Lynx Real Property Leases”), as well as the current annual rent and term under each Lynx Real Property Lease. Lynx has provided to the Company a true and complete copy of each of the Lynx Real Property Leases, and in the case of any oral Lynx Real Property Lease, a written summary of the material terms of such Lynx Real Property Lease. The Lynx Real Property Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect. To the Knowledge of Lynx, no event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default on the part of Lynx or any other party under any of Lynx Real Property Leases, and Lynx has not received notice of any such condition. Lynx does not own nor has ever owned any real property or any interest in real property (other than the leasehold interests in the Lynx Real Property Leases).

4.16 Personal Property. All items of Personal Property currently owned, used or leased by Lynx with a book value or fair market value of greater than $25,000 (“Lynx Personal Property Leases”) are in good operating condition and repair (reasonable wear and tear excepted), and are suitable for their intended use in the business of Lynx. The operation of Lynx’s business as it is now conducted or presently proposed to be conducted is not dependent upon the right to use the Personal Property of Persons other than Lynx, except for such Personal Property that is owned by, or leased, licensed or otherwise contracted to, Lynx. The Lynx Personal Property Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect. To the Knowledge of Lynx, no event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default on the part of Lynx or any other party under any of the Lynx Personal Property Leases, and Lynx has not received notice of any such condition.

4.17 Title to and Sufficiency of Assets. Lynx has good and marketable title to, or a valid leasehold interest in or right to use, all of its assets, free and clear of all Liens other than (a) Permitted Liens, (b) the rights of lessors under leasehold interests and (c) Liens specifically identified on the Interim Balance Sheet. The assets (including Intellectual Property rights and contractual rights) of Lynx constitute all of the assets, rights and properties that are used in the operation of the businesses of Lynx as it is now conducted and presently proposed to be conducted or that are used or held by Lynx for use in the operation of the businesses of Lynx, and taken together, are adequate and sufficient for the operation of the businesses of Lynx as currently conducted and as presently proposed to be conducted.

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4.18 Employee Matters.

(a) Lynx is not a party to any collective bargaining agreement or other Contract with any group of employees, labor organization or other representative of any of the employees of Lynx and Lynx has no Knowledge of any activities or proceedings of any labor union or other party to organize or represent such employees. There has not occurred or, to the Knowledge of Lynx, been threatened any strike, slow-down, picketing, work-stoppage, or other similar labor activity with respect to any such employees. There are no unresolved labor controversies (including unresolved grievances and age or other discrimination claims), if any, that are pending or, to the Knowledge of the Lynx, threatened between Lynx and Persons employed by or providing services to Lynx. No current officer or employee of Lynx has provided Lynx written or, to the Knowledge of Lynx, oral notice of his or her plan to terminate his or her employment with Lynx.

(b) Lynx (i) is and has been in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, health and safety and wages and hours, and other Laws relating to discrimination, disability, labor relations, hours of work, payment of wages and overtime wages, pay equity, immigration, workers compensation, working conditions, employee scheduling, occupational safety and health, family and medical leave, and employee terminations, and have not received written notice, or any other form of notice, that there is any pending Action involving unfair labor practices against Lynx, (ii) is not liable for any material arrears of wages or any material penalty for failure to comply with any of the foregoing, and (iii) is not liable for any material payment to any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits or obligations for employees, independent contractors or consultants (other than routine payments to be made in the ordinary course of business and consistent with past practice). There are no Actions pending or, to the Knowledge of Lynx, threatened against Lynx brought by or on behalf of any applicant for employment, any current or former employee, any Person alleging to be a current or former employee, or any Governmental Authority, relating to any such Law or regulation, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

(c) There are no independent contractors (including consultants) currently engaged by Lynx, along with the position, a description of responsibilities, the entity engaging such Person, date of retention and rate of remuneration, most recent increase (or decrease) in remuneration and amount thereof, for each such Person. Each such independent contractors are a party to a written Contract with Lynx. Each such independent contractor has entered into customary covenants regarding confidentiality, non-competition and assignment of inventions and copyrights in such Person’s agreement with Lynx, a copy of which has been provided to the Company by Lynx. For the purposes of applicable Law, including the Code, all independent contractors who are currently, or within the period since the Formation Date have been, engaged by Lynx are bona fide independent contractors and not employees of Lynx. Each independent contractor is terminable on fewer than thirty (30) days’ notice, without any obligation of Lynx to pay severance or a termination fee.

4.19 Benefit Plans.

(a) With respect to each Benefit Plan of Lynx (each, a “Lynx Benefit Plan”): (i) such Lynx Benefit Plan has been administered and enforced in all material respects in accordance with its terms and the requirements of any and all applicable Laws, and has been maintained, where required, in good standing with applicable regulatory authorities and Governmental Authorities; (ii) no breach of fiduciary duty has occurred; (iii) no Action is pending, or to the Lynx’s Knowledge, threatened (other than routine claims for benefits arising in the ordinary course of administration); and (iv) all contributions and premiums required to be made with respect to a Lynx Benefit Plan have been timely made. Lynx has not incurred any obligation in connection with the termination of, or withdrawal from, any Lynx Benefit Plan.

(b) The present value of the accrued benefit liabilities (whether or not vested) under each Lynx Benefit Plan, determined as of the end of the Lynx’s most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Lynx Benefit Plan allocable to such benefit liabilities.

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(c) The consummation of the transactions contemplated by this Agreement and the Ancillary Documents will not: (i) entitle any individual to severance pay, unemployment compensation or other benefits or compensation; or (ii) accelerate the time of payment or vesting, or increase the amount of any compensation due, or in respect of, any individual.

(d) Except to the extent required by applicable Law, Lynx does not provide health or welfare benefits to any former or retired employee or is obligated to provide such benefits to any active employee following such employee’s retirement or other termination of employment or service.

(e) All Lynx Benefit Plans can be terminated at any time as of or after the Closing Date without resulting in any liability to Lynx, the Company or their respective Affiliates for any additional contributions, penalties, premiums, fees, fines, excise taxes or any other charges or liabilities.

4.20 Environmental Matters.

(a) Lynx is and has been in compliance in all material respects with all applicable Environmental Laws, including obtaining, maintaining in good standing, and complying with all Permits required for its business and operations by Environmental Laws (“Environmental Permits”), no Action is pending or, to Lynx’s Knowledge, threatened to revoke, modify, or terminate any such Environmental Permit, and, to Lynx’s Knowledge, no facts, circumstances, or conditions currently exist that could adversely affect such continued compliance with Environmental Laws and Environmental Permits or require capital expenditures to achieve or maintain such continued compliance with Environmental Laws and Environmental Permits.

(b) Lynx is not the subject of any outstanding Order or Contract with any Governmental Authority or other Person in respect of any (i) Environmental Laws, (ii) Remedial Action, or (iii) Release or threatened Release of a Hazardous Material. Lynx has not assumed, contractually or by operation of Law, any Liabilities or obligations under any Environmental Laws.

(c) No Action has been made or is pending, or to the Lynx’s Knowledge, threatened against Lynx or any assets of Lynx alleging either or both that Lynx may be in material violation of any Environmental Law or Environmental Permit or may have any material Liability under any Environmental Law.

(d) Lynx has not manufactured, treated, stored, disposed of, arranged for or permitted the disposal of, generated, handled or released any Hazardous Material, or owned or operated any property or facility, in a manner that has given or would reasonably be expected to give rise to any material Liability or obligation under applicable Environmental Laws. No fact, circumstance, or condition exists in respect of Lynx or any property currently or formerly owned, operated, or leased by Lynx or any property to which Lynx arranged for the disposal or treatment of Hazardous Materials that could reasonably be expected to result in Lynx incurring any material Environmental Liabilities.

(e) There is no investigation of the business, operations, or currently owned, operated, or leased property of Lynx or, to Lynx’s Knowledge, previously owned, operated, or leased property of Lynx pending or, to Lynx’s Knowledge, threatened that could lead to the imposition of any Liens under any Environmental Law or material Environmental Liabilities.

(f) Lynx has provided to the Company all environmentally related site assessments, audits, studies, reports and results of investigations that have been performed in respect of the currently or previously owned, leased, or operated properties of Lynx.

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4.21 Transactions with Related Persons. Except as set forth in the financial statements and related notes previously delivered to the Company, neither Lynx nor any of its Affiliates, nor any officer, director, manager, employee, trustee or beneficiary of Lynx or any of its Affiliates, nor any immediate family member of any of the foregoing (whether directly or indirectly through an Affiliate of such Person) (each of the foregoing, a “Related Person”) is presently, or since the Formation Date has been, a party to any transaction with Lynx, including any Contract or other arrangement (a) providing for the furnishing of services by (other than as officers, directors or employees of Lynx), (b) providing for the rental of real property or Personal Property from or (c) otherwise requiring payments to (other than for services or expenses as directors, officers or employees of Lynx in the ordinary course of business consistent with past practice), any Related Person or any Person in which any Related Person has an interest as an owner, officer, manager, director, trustee or partner or in which any Related Person has any direct or indirect interest (other than the ownership of securities representing no more than two percent (2%) of the outstanding voting power or economic interest of a publicly traded company). Except as set forth in the financial statements and related notes previously delivered to the Company, Lynx has no outstanding Contract or other arrangement or commitment with any Related Person, and no Related Person owns any real property or Personal Property, or right, tangible or intangible (including Intellectual Property) which is used in the business of Lynx.

4.22 Insurance. All premiums due and payable under all insurance policies held by Lynx have been timely paid and Lynx and its Subsidiaries are otherwise in material compliance with the terms of such insurance policies. All such insurance policies are in full force and effect, and to the Knowledge of Lynx, there is no threatened termination of, or material premium increase with respect to, any of such insurance policies. Lynx has no self-insurance or co- insurance programs. Since the Formation Date, Lynx has not received any notice from, or on behalf of, any insurance carrier relating to or involving any adverse change or any change other than in the ordinary course of business, in the conditions of insurance, any refusal to issue an insurance policy or non-renewal of a policy, or requiring or suggesting material alteration of any of assets of Lynx, purchase of additional equipment or material modification of any of methods of doing business by Lynx.

4.23 Top Customers and Suppliers. Schedule 4.23 lists, by dollar volume paid for the period from the Formation Date through November 30, 2023, the key customers of Lynx (the “Top Customers”) and the key suppliers of goods or services to Lynx (the “Top Suppliers”). The relationships of Lynx with such suppliers and customers are good commercial working relationships and (i) no Top Supplier or Top Customer since the Formation Date has cancelled or otherwise terminated, or, to the Company’s Knowledge, intends to cancel or otherwise terminate, any relationships of such Person with Lynx, (ii) no Top Supplier or Top Customer has since the Formation Date decreased materially or, to Lynx’s Knowledge, threatened to stop, decrease or limit materially, or intends to modify materially its relationships with Lynx or intends to stop, decrease or limit materially its products or services to Lynx or its usage or purchase of the products or services of Lynx, (iii) to the Lynx’s Knowledge, no Top Supplier or Top Customer intends to refuse to pay any amount due to Lynx or seek to exercise any remedy against Lynx, (iv) Lynx has not since the Formation Date been engaged in any material dispute with any Top Supplier or Top Customer, and (v) to the Lynx’s Knowledge, the consummation of the transactions contemplated in this Agreement and the other Ancillary Documents will not affect the relationship of Lynx with any Top Supplier or Top Customer.

4.24 Books and Records. All of the financial books and records of Lynx are complete and accurate in all material respects and have been maintained in the ordinary course consistent with past practice and in accordance with applicable Laws.

4.25 Accounts Receivable. All accounts, notes and other receivables, whether or not accrued, and whether or not billed, of Lynx (the “Accounts Receivable”) arose from sales actually made or services actually performed and represent valid obligations to Lynx. None of the Accounts Receivable are, to the Knowledge of Lynx, subject to any right of recourse, defense, deduction, return of goods, counterclaim, offset, or set off on the part of the obligor in excess of any amounts reserved therefor on the Lynx Financials. All of the Accounts Receivable are, to the Knowledge of Lynx, fully collectible according to their terms in amounts not less than the aggregate amounts thereof carried on the books of Lynx (net of reserves) within ninety (90) days.

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4.26 Certain Business Practices. Lynx, nor any of its respective Representatives acting on its behalf has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977 or any comparable or similar Law of any other country or other jurisdiction, or (iii) made any other unlawful payment. Lynx, nor any of its respective Representatives acting on its behalf has directly or indirectly, given or agreed to give any gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder Lynx or assist Lynx in connection with any actual or proposed transaction. The operations of Lynx are and have been conducted at all times in compliance with laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, and no Action involving Lynx with respect to the any of the foregoing is pending or, to the Knowledge of Lynx, threatened. Lynx nor any of its respective directors or officers, or, to the Knowledge of Lynx, any other Representative acting on behalf of Lynx is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by OFAC, and Lynx has not, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in any country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC in the last five (5) fiscal years. Lynx has not engaged in transactions with, or exported any of its products or associated technical data (i) into (or to a national or resident of) Cuba, Iran, Iraq, Libya, North Korea, Syria or any other country to which the United States has embargoed goods to or has proscribed economic transactions with or (ii) to the knowledge of the Company, to any Person included on the United States Treasury Department’s list of Specially Designated Nationals or the U.S. Commerce Department’s Denied Persons List. Lynx has not, since the Formation Date, breached or been in violation of any Law regulating or covering conduct in, or the nature of, the workplace, including regarding sexual harassment or, on any impermissible basis, a hostile work environment.

4.27 Finders and Investment Bankers. Lynx has not incurred or will not incur any Liability for any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby.

4.28 Independent Investigation. Lynx has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Company, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, SEC Reports and SEC Financial Statements and other documents and data of the Company for such purpose. Lynx acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of the Company set forth in Article III; and (b) neither the Company nor any of its Representatives have made any representation or warranty as to the Company or this Agreement, except as expressly set forth in Article III.

4.29 Information Supplied. None of the information supplied or to be supplied by Lynx expressly for inclusion or incorporation by reference: (a) in any Current Report on Form 8-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority with respect to the transactions contemplated by this Agreement or any Ancillary Documents; or (b) in the mailings or other distributions to the Company’s shareholders and/or prospective investors with respect to the consummation of the transactions contemplated by this Agreement or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Lynx makes no representation, warranty or covenant with respect to any information supplied by or on behalf of the Company or its Affiliates.

4.30 Ownership. All Purchased Shares issued and delivered in accordance with Article I to the Company shall be, upon issuance and delivery of such Purchased Shares, duly authorized, duly authorized, validly issued, fully paid and non-assessable, free and clear of all Liens, other than restrictions arising from applicable securities Laws and any Liens incurred by the Company, and the issuance and sale of such Purchased Shares pursuant hereto will not be subject to or give rise to any preemptive rights or rights of first refusal.

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4.31 Investment Representations. Lynx: (a) is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act; (b) is acquiring the Exchange Shares and the Conversion Shares for itself for investment purposes only, and not with a view towards any resale or distribution of such Exchange Shares or Conversion Shares; (c) has been advised and understands that the Exchange Shares and the Conversion Shares (i) are being issued in reliance upon one or more exemptions from the registration requirements of the Securities Act and any applicable state securities Laws, (ii) have not been registered under the Securities Act or any applicable state securities Laws and, therefore, and cannot be resold unless they are registered under the Securities Act and all applicable state securities Laws, unless exemptions from registration are available, and (iii) will bear an appropriate restrictive legend reflecting that they cannot be resold unless they are registered under the Securities Act and all applicable state securities Laws, unless exemptions from registration are available; and (d) is aware that an investment in the Company is a speculative investment and is subject to the risk of complete loss. Lynx does not have any Contract with any Person to sell, transfer, or grant participations to such Person, or to any third Person, with respect to the Exchange Shares or the Conversion Shares. By reason of Lynx business or financial experience, or by reason of the business or financial experience of Lynx’s “purchaser representatives” (as that term is defined in Rule 501(h) under the Securities Act), Lynx is capable of evaluating the risks and merits of an investment in the Company and of protecting its interests in connection with this investment. Lynx has carefully read and understands all materials provided by or on behalf of the Company or its Representatives to Lynx or its Representative pertaining to an investment in the Company, including without limitation the SEC Reports and SEC Financial Statements and has consulted, as Lynx has deemed advisable, with its own attorneys, accountants or investment advisors with respect to the investment contemplated hereby and its suitability for Lynx. Lynx acknowledges that the Exchange Shares and Conversion Shares are subject to dilution for events not under the control of Lynx. Lynx has completed its independent inquiry and has relied fully upon the advice of its own legal counsel, accountant, financial and other Representatives in determining the legal, tax, financial and other consequences of this Agreement and the transactions contemplated hereby and the suitability of this Agreement and the transactions contemplated hereby for Lynx and its particular circumstances, and, except as set forth herein, has not relied upon any representations or advice by the Company or their Representatives. Lynx acknowledges and agrees that Lynx has not been guaranteed or represented to by any Person, (i) any specific amount or the event of the distribution of any cash, property or other interest in the Company or (ii) the profitability or value of the Exchange Shares or Conversion Shares in any manner whatsoever. Lynx: (A) has been represented by independent counsel (or has had the opportunity to consult with independent counsel and has declined to do so); (B) has had the full right and opportunity to consult with such Lynx’s attorneys and other advisors and has availed itself of this right and opportunity; (C) has carefully read and fully understands this Agreement, the SEC Reports and the SEC Financial Statements in their entirety and has had such documents and filings and financial statements fully explained to it or him by such counsel; (D) is fully aware of the contents hereof and the meaning, intent and legal effect thereof; and (E) is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence.

4.32 Disclosure. No representations or warranties by Lynx in this Agreement (including the Lynx Disclosure Schedules) or the Ancillary Documents, (a) contains or will contain any untrue statement of a material fact, or (b) omits or will omit to state, when read in conjunction with all of the information contained in this Agreement, the Lynx Disclosure Schedules and the Ancillary Documents, any fact necessary to make the statements or facts contained therein not materially misleading.

ARTICLE V COVENANTS

5.1 No Trading. Lynx acknowledges and agrees that it is aware, and that their respective Affiliates are aware (and each of their respective Representatives is aware or, upon receipt of any material nonpublic information of the Company, will be advised) of the restrictions imposed by the Federal Securities Laws and other applicable foreign and domestic Laws on a Person possessing material nonpublic information about a publicly traded company. Lynx hereby agrees that, while it is in possession of such material nonpublic information, it shall not purchase or sell any securities of the Company (other than acquire the Exchange Shares or Conversion Shares), communicate such information to any third party, take any other action with respect to the Company in violation of such Laws, or cause or encourage any third party to do any of the foregoing.

5.2 Public Announcements. The Parties agree that no public release, filing or announcement concerning this Agreement or the Ancillary Documents or the transactions contemplated hereby or thereby shall be issued by any Party or any of their Affiliates without the prior written consent of Lynx and the Company (which consent shall not be unreasonably withheld, conditioned or delayed), except as such release or announcement may be required by applicable Law or the rules or regulations of any securities exchange, in which case the applicable Party shall use commercially reasonable efforts to allow the other Parties reasonable time to comment on, and arrange for any required filing with respect to, such release or announcement in advance of such issuance.

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5.3 Stockholder Approval. As promptly as practicable following the date of this Agreement, the Company shall prepare and file a preliminary information statement containing the information specified in Schedule 14C under the Exchange Act in connection with the Stockholder Approval. The Company shall use its reasonable best efforts to cause the definitive information statement to be filed with the SEC as contemplated by Rule 14c-2 under the Exchange Act as promptly as practicable following the date on which the SEC has, orally or in writing, confirmed that it has no further comments on the preliminary information statement or does not intend to review the preliminary information statement, which confirmations shall be deemed to occur if the SEC has not affirmatively notified the Company prior to the tenth calendar day after making the initial filing of the preliminary information statement that the SEC will or will not be reviewing such preliminary information statement. If for any reason the Company cannot obtain Stockholder Approval via written consent by the holders of a majority of the voting power of the Company’s issued and outstanding capital stock entitled to vote thereon, the Company shall call a special meeting of stockholders (the “Stockholder Meeting”) at the earliest practical date following the determination that Stockholder Approval via written consent is not feasible, and the Company shall file a preliminary and definitive proxy statement for the Stockholder Meeting as promptly as practicable thereafter and shall hold the Stockholder Meeting for the purpose of obtaining Stockholder Approval, with the recommendation of the Company’s board of directors to the Company’s stockholders that such stockholders vote in favor of the matters contemplated by the Stockholder Approval, and the Company shall solicit proxies from its stockholders in connection therewith, and all management-appointed proxyholders shall vote their proxies in favor of such matters.

5.4 Sales Volume Limitation. Lynx agrees that it shall not sell Conversion Shares that exceed than ten percent (10%) of the average daily trading volume of the Class A Shares for the ten (10) consecutive Business Days ending on the last Business Day immediately prior to the date of any such sale.

5.5 Reservation of Shares. The Company shall reserve and keep available at all times the requisite aggregate number of authorized but unissued Class A Shares to enable the Company to timely effect the issuance and delivery of the Conversion Shares to be pursuant to this Agreement and the Ancillary Documents in full, in any case prior to the issuance to Lynx of the Conversion Shares.

5.6 Nasdaq Application. The Company shall file with Nasdaq an application for the listing of the Conversion Shares on Nasdaq, and Nasdaq shall have raised no objection with respect thereto.

5.7 Participation in Future Financing.

(a) From and after the Closing Date until the 24-month anniversary of the Closing Date, upon any issuance by Lynx of equity interests in Lynx for cash consideration, indebtedness or a combination thereof (a “Subsequent Financing”), the Company shall have the right to participate in an aggregate amount of up to 100% of the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing.

(b) At least ten (10) Business Days prior to the closing of the Subsequent Financing, Lynx shall deliver to the Company a written notice of its intention to effect a Subsequent Financing (“Subsequent Financing Notice”), which Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

(c) If the Company desires to participate in such Subsequent Financing. it must provide written notice to Lynx by not later than 5:30 p.m. (Eastern time) on the fifth (5th) Business Day after the Company has received the Subsequent Financing Notice that the Company is willing to participate in the Subsequent Financing, the amount of the Company’s participation, and representing and warranting that the Company has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If Lynx receives no such notice from the Company as of such fifth (5th) Business Day, the Company shall be deemed to have notified Lynx that it does not elect to participate.

(d) If by 5:30 p.m. Eastern time on the fifth (5th) Business Day after the Company has received the Subsequent Financing Notice, notification by the Company of its willingness to participate in the Subsequent Financing (or to cause its designees to participate) has been provided, then Lynx may effect the remaining portion of such Subsequent Financing, if any, on the terms and with the Persons set forth in the Subsequent Financing Notice.

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(e) If the Subsequent Financing subject to the Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within thirty (30) Business Days after the date of the Subsequent Financing Notice, Lynx must provide the Company with a second Subsequent Financing Notice, and the Company will again have the right of participation set forth above in this Section 5.7.

5.8 Lynx Financials. Lynx shall deliver a copy of the Lynx Financials to the Company by January 31, 2024.

ARTICLE VI

SURVIVAL AND INDEMNIFICATION

6.1 Survival.

(a) All representations and warranties of Lynx contained in this Agreement (including all schedules and exhibits hereto and all certificates, documents, instruments and undertakings furnished pursuant to this Agreement) shall survive the Closing through and until the second (2nd) anniversary of the Closing Date; provided, however, that the representations and warranties contained in Sections 4.1 (Due Organization and Good Standing), 4.2 (Authorization; Binding Agreement), 4.3 (Capitalization), 4.4 (Subsidiaries), 4.27 (Finders and Investment Bankers), 4.28 (Independent Investigation) 4.30 (Ownership) will survive indefinitely. Additionally, Fraud Claims against Lynx shall survive indefinitely. If written notice of a claim for breach of any representation or warranty has been given before the applicable date when such representation or warranty no longer survives in accordance with this Section 6.1(a), then the relevant representations and warranties shall survive as to such claim, until the claim has been finally resolved. All covenants, obligations and agreements of Lynx contained in this Agreement (including all schedules and exhibits hereto and all certificates, documents, instruments and undertakings furnished pursuant to this Agreement) shall survive the Closing and continue until fully performed in accordance with their terms.

(b) The representations and warranties of the Company contained in this Agreement or in any certificate or instrument delivered pursuant to this Agreement shall survive the Closing through and until the second (2nd) anniversary of the Closing Date. All covenants, obligations and agreements of the Company contained in this Agreement (including all schedules and exhibits hereto and all certificates, documents, instruments and undertakings furnished pursuant to this Agreement) shall survive the Closing and continue until fully performed in accordance with their terms.

6.2 Indemnification by Lynx. Subject to the terms and conditions of this Article VI, from and after the Closing, Lynx and its respective successors and assigns (the “Indemnifying Parties”) will jointly and severally indemnify, defend and hold harmless the Company and its Affiliates and their respective officers, directors, managers, employees, successors and permitted assigns (the “Indemnified Parties”) from and against any and all losses, Actions, Orders, Liabilities, damages (including consequential damages), diminution in value, Taxes, interest, penalties, Liens, amounts paid in settlement, costs and expenses (including reasonable expenses of investigation and court costs and reasonable attorneys’ fees and expenses), (any of the foregoing, a “Loss”) paid, suffered or incurred by, or imposed upon, any Indemnified Party to the extent arising in whole or in part out of or resulting directly or indirectly from (whether or not involving a Third Party Claim): (i) the breach of any representation or warranty made by Lynx as set forth in this Agreement or in any certificate delivered by Lynx pursuant to this Agreement; (ii) the breach of any covenant or agreement on the part of Lynx as set forth in this Agreement or in any certificate delivered by Lynx pursuant to this Agreement; (iii) any Action by Person(s) who were holders of equity securities of Lynx, including options, warrants, convertible debt or other convertible securities or other rights to acquire equity securities of Lynx, prior to the Closing arising out of the sale, purchase, termination, cancellation, expiration, redemption or conversion of any such securities; or (iv) any Fraud Claims.

6.3 General Indemnification Provisions.

(a) Solely for purposes of determining the amount of Losses under this Section 7.3 (and, for the avoidance of doubt, not for purposes of determining whether there has been a breach giving rise to the indemnification claim), all of the representations, warranties and covenants set forth in this Agreement (including the Lynx Disclosure Schedules) or any Ancillary Document that are qualified by materiality, Material Adverse Effect or words of similar import or effect will be deemed to have been made without any such qualification.

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(b) No investigation or knowledge by an Indemnified Party or its Representatives of a breach of a representation, warranty, covenant or agreement of an Indemnifying Party shall affect the representations, warranties, covenants and agreements of the Indemnifying Party or the recourse available to the Indemnified Parties under any provision of this Agreement, including this Section 6.3, with respect thereto.

(c) The amount of any Losses suffered or incurred by any Indemnified Party shall be reduced by the amount of any insurance proceeds paid to the Indemnified Party or any Affiliate thereof as a reimbursement with respect to such Losses (and no right of subrogation shall accrue to any insurer hereunder, except to the extent that such waiver of subrogation would prejudice any applicable insurance coverage), net of the costs of collection and the increases in insurance premiums resulting from such Loss or insurance payment.

6.4 Indemnification Procedures.

(a) The Company shall have the sole right to act on behalf of the Indemnified Parties with respect to any indemnification claims made pursuant to this Article VI, including bringing and settling any claims hereunder and receiving any notices on behalf of the Indemnified Parties. Lynx shall have the sole right to act on behalf of the Indemnifying Parties with respect to any indemnification claims made pursuant to this Article VI, including defending and settling any claims hereunder and receiving any notices on behalf of the Indemnifying Parties.

(b) In order to make a claim for indemnification hereunder, the Company on behalf of an Indemnified Party must provide written notice (a “Claim Notice”) of such claim to Lynx on behalf of the Indemnifying Parties, which Claim Notice shall include (i) a reasonable description of the facts and circumstances which relate to the subject matter of such indemnification claim to the extent then known and (ii) the amount of Losses suffered by the Indemnified Party in connection with the claim to the extent known or reasonably estimable (provided, that the Company may thereafter in good faith adjust the amount of Losses with respect to the claim by providing a revised Claim Notice to Lynx).

(c) In the case of any claim for indemnification under this Article VI arising from a claim of a third party (including any Governmental Authority) (a “Third Party Claim”), the Company must give a Claim Notice with respect to such Third Party Claim to Lynx promptly (but in no event later than thirty (30) days) after the Indemnified Party’s receipt of notice of such Third Party Claim; provided, that the failure to give such notice will not relieve the Indemnifying Party of its indemnification obligations except to the extent that the defense of such Third Party Claim is materially and irrevocably prejudiced by the failure to give such notice. Lynx will have the right to defend and to direct the defense against any such Third Party Claim, at its expense and with counsel selected by Lynx, unless (i) Lynx fails to acknowledge fully to the Company the obligations of the Indemnifying Party to the Indemnified Party within twenty (20) days after receiving notice of such Third Party Claim or contests, in whole or in part, their indemnification obligations therefor or (ii) at any time while such Third Party Claim is pending, (A) there is a conflict of interest between Lynx on behalf of the Indemnifying Party and the Company on behalf of the Indemnified Party in the conduct of such defense, (B) the applicable third party alleges a Fraud Claim or (C) such claim is criminal in nature, could reasonably be expected to lead to criminal proceedings, or seeks an injunction or other equitable relief against the Indemnified Party. If Lynx on behalf of the Indemnifying Party elect, and are entitled, to compromise or defend such Third Party Claim, they will within twenty (20) days (or sooner, if the nature of the Third Party Claim so requires) notify the Company of their intent to do so, and the Company and the Indemnified Party will, at the request and expense of Lynx, cooperate in the defense of such Third Party Claim. If Lynx on behalf of the Indemnifying Party elect not to, or at any time are not entitled under this Section 7.4 to, compromise or defend such Third Party Claim, fail to notify the Company of their election as herein provided or refuse to acknowledge or contest their obligation to indemnify under this Agreement, the Company on behalf of the Indemnified Party may pay, compromise or defend such Third Party Claim. Notwithstanding anything to the contrary contained herein, the Indemnifying Party will have no indemnification obligations with respect to any such Third Party Claim which is settled by the Indemnified Party or the Company without the prior written consent of Lynx on behalf of the Indemnifying Party (which consent will not be unreasonably withheld, delayed or conditioned); provided, however, that notwithstanding the foregoing, the Indemnified Party will not be required to refrain from paying any Third Party Claim which has matured by a final, non-appealable Order, nor will it be required to refrain from paying any Third Party Claim where the delay in paying such claim would result in the foreclosure of a Lien upon any of the property or assets then held by the Indemnified Party or where any delay in payment would cause the Indemnified Party material economic loss. Lynx’s right on behalf of the Indemnifying Party to direct the defense will include the right to compromise or enter into an agreement settling any Third Party Claim; provided, that no such compromise or settlement will obligate the Indemnified Party to agree to any settlement that requires the taking or restriction of any action (including the payment of money and competition restrictions) by the Indemnified Party other than the execution of a release for such Third Party Claim and/or agreeing to be subject to customary confidentiality obligations in connection therewith, except with the prior written consent of the Company on behalf of the Indemnified Party (such consent to be withheld, conditioned or delayed only for a good faith reason). Notwithstanding Lynx’s right on behalf of the Indemnifying Party to compromise or settle in accordance with the immediately preceding sentence, Lynx on behalf of the Indemnifying Party may not settle or compromise any Third Party Claim over the objection of the Company on behalf of the Indemnified Party; provided, however, that consent by the Company on behalf of the Indemnified Party to settlement or compromise will not be unreasonably withheld, delayed or conditioned. The Company on behalf of the Indemnified Party will have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to Lynx’s right on behalf of the Indemnifying Party to direct the defense.

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(d) With respect to any direct indemnification claim that is not a Third Party Claim, Lynx on behalf of the Indemnifying Party, will have a period of thirty (30) days after receipt of the Claim Notice to respond thereto. If Lynx on behalf of the Indemnifying Party do not respond within such thirty (30) days, Lynx on behalf of the Indemnifying Party will be deemed to have accepted responsibility for the Losses set forth in such Claim Notice subject to the limitations on indemnification set forth in this Article VI and will have no further right to contest the validity of such Claim Notice. If Lynx on behalf of the Indemnifying Party respond within such thirty (30) days after the receipt of the Claim Notice and reject such claim in whole or in part, the Company on behalf of the Indemnified Party will be free to pursue such remedies as may be available under this Agreement, any Ancillary Documents or applicable Law.

ARTICLE VII

CLOSING CONDITIONS

7.1 Conditions to Obligations of Lynx. In addition to the conditions specified in Section 7.1, the obligations of Lynx to consummate the transactions contemplated by this Agreement are subject to the satisfaction or written waiver (by the Company) of the following conditions:

(a) Representations and Warranties. All of the representations and warranties of the Company set forth in this Agreement and in any certificate delivered by the Company pursuant hereto shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date), and (ii) any failures to be true and correct that do not materially and adversely affect the Company’s ability to consummate the transactions contemplated hereby.

(b) Agreements and Covenants. The Company shall have performed in all material respects all of the Company’s obligations and complied in all material respects with all of the Company’s agreements and covenants under this Agreement to be performed or complied with by the Company on or prior to the Closing Date.

(c) No Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to the Company (excluding the Subsidiaries of the Company)) since the date of this Agreement.

(d) Closing Deliveries.

(i) Officer Certificate. The Company shall have delivered to Lynx a certificate, dated as of the Closing Date, signed by an executive officer of the Company in such capacity, certifying as to the satisfaction of the conditions specified in Sections 7.1(a), 7.2(b) and 7.2(c).

(ii) Secretary Certificate. The Company shall have delivered to Lynx a certificate from its secretary certifying as to (A) copies of the Company’s Organizational Documents as in effect as of the Closing Date, (B) the resolutions of the Company’s board of directors authorizing the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which it is a party or by which it is bound, and the consummation of the transactions contemplated hereby and thereby and (C) the incumbency of officers authorized to execute this Agreement or any Ancillary Document to which the Company is or is required to be a party or otherwise bound.

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(iii) Good Standing. The Company shall have delivered to Lynx a good standing certificate for the Company certified as of the Closing Date from the proper Governmental Authority of the Company’s jurisdiction of organization.

(iv) Share Certificates and Transfer Instruments. Lynx shall have received from the Company share certificates representing the Exchange Shares (or duly executed affidavits of lost stock certificates and indemnities in forms and substance reasonably acceptable to Lynx), together with executed instruments of transfer in respect of the Exchange Shares in favor of Lynx (or its nominee) and in form reasonably acceptable for transfer on the books of Lynx.

(v) Certificate of Designations. The Company shall have delivered evidence that the Company has filed the Certificate of Designations with the Secretary of State of the State of Delaware.

(v) Registration Rights Agreement. The Company shall have delivered to Lynx a counterpart signature to the Registration Rights Agreement, which shall have been duly executed by the Company.

(vi) Board Designation Agreement. The Company shall have delivered to Lynx a counterpart signature to the Board Designation Agreement, which shall have been duly executed by the Company.

(vii) Promissory Note Proceeds. The Company shall have delivered to Lynx an amount equal to $250,000 in immediately available funds by wire transfer to the account specified in writing by Lynx.

7.2 Conditions to Obligations of the Company. In addition to the conditions specified in Section 8.1, the obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction or written waiver (by the Company) of the following conditions:

(a) Representations and Warranties. All of the representations and warranties of Lynx set forth in this Agreement and in any certificate delivered by Lynx pursuant hereto shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date), and (ii) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, Lynx or adversely affects Lynx’s ability to consummate the transactions contemplated hereby.

(b) Agreements and Covenants. Lynx shall have performed in all material respects all of such Party’s obligations and complied in all material respects with all of such Party’s agreements and covenants under this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c) No Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to Lynx since the date of this Agreement.

(d) Closing Deliveries.

(i) Officer Certificate. Lynx shall have delivered to the Company a certificate, dated as the Closing Date, signed by an executive officer of Lynx in such capacity, certifying as to the satisfaction of the conditions specified in Sections 7.2(a), 7.3(b) and 7.3(c).

(ii) Secretary Certificate. Lynx shall have delivered to the Company a certificate from its secretary certifying as to (A) copies of the Lynx’s Organizational Documents as in effect as of the Closing Date, (B) the resolutions of the Lynx’s board of directors and shareholders authorizing the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which it is a party or by which it is bound, and the consummation of the transactions contemplated hereby and thereby, and (C) the incumbency of officers authorized to execute this Agreement or any Ancillary Document to which Lynx is or is required to be a party or otherwise bound.

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(iii) Good Standing. Lynx shall have delivered to the Company a good standing certificate for Lynx certified as of the Closing Date from the proper Governmental Authority of Lynx’s jurisdiction of organization.

(iv) Share Certificates and Transfer Instruments. The Company shall have received from Lynx share certificates representing the Purchased Shares (or duly executed affidavits of lost stock certificates and indemnities in forms and substance reasonably acceptable to the Company), together with executed instruments of transfer in respect of the Purchased Shares in favor of the Company (or its nominee) and in form reasonably acceptable for transfer on the books of the Company.

(v) Registration Rights Agreement. Lynx shall have delivered to the Company a counterpart signature to the Registration Rights Agreement, which shall have been duly executed by Lynx.

(vi) Board Designation Agreement. Lynx shall have delivered to the Company a counterpart signature to the Board Designation Agreement, which shall have been duly executed Lynx.

(vii) Promissory Note. Lynx shall have delivered to the Company the Promissory Note, which shall have been duly executed by Lynx.

7.4 Frustration of Conditions. Notwithstanding anything contained herein to the contrary, no Party may rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by the failure of such Party or its Affiliates (or with respect to the Company or Lynx) to comply with or perform any of its covenants or obligations set forth in this Agreement.

ARTICLE VIII

TERMINATION AND EXPENSES

8.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing as follows:

(a) by mutual written consent of Lynx and the Company;

(b) by written notice by Lynx, if (i) there has been a breach by the Company of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of the Company shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 7.1(a) or Section 7.1(b) to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within five (5) Business Days after written notice of such breach or inaccuracy is provided by the Lynx; provided, that Lynx shall not have the right to terminate this Agreement pursuant to this Section 8.1(b) if at such time Lynx is in material uncured breach of this Agreement; or

(c) by written notice by the Company, if (i) there has been a breach by Lynx of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of such Parties shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 7.2(a) or Section 7.2(b) to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within five (5) Business Days after written notice of such breach or inaccuracy is provided by the Company; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(c) if at such time the Company is in material uncured breach of this Agreement.

8.2 Fees and Expenses. All expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses. As used in this Agreement, “expenses” shall include all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financial advisors, financing sources, experts and consultants to a Party hereto or any of its Affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of this Agreement or any Ancillary Document related hereto and all other matters related to the consummation of this Agreement.

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ARTICLE IX

MISCELLANEOUS

9.1 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre- paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to the Company, to:

Nxu, Inc.

1828 N. Higley Road, Suite 116

Mesa, Arizona 85205

Attention: Jordan Christensen, Chief Legal Officer

With copies to:

Michael J. Blankenship

Justin F. Hoffman

Winston & Strawn LLP

800 Capitol St., Suite 2400

Houston, Texas 77002-2925

(713) 651-2600

If to Lynx, to:

Lynks Motor Corporation

3267 Bee Caves Rd., Suite 107-247,

Austin, TX 78746

Attention: Christian Okonsky, Chairman

9.2 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the Company and Lynx, and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

9.3 Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

9.4 Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without regard to the conflict of laws principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in Delaware (or in any court in which appeal from such courts may be taken) (the “Specified Courts”). Each Party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any Party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each Party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such Party at the applicable address set forth in Section 11.1. Nothing in this Section 11.4 shall affect the right of any Party to serve legal process in any other manner permitted by Law.

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9.5 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.6.

9.6 Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

9.7 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

9.8 Amendment. This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by Lynx and the Company.

9.9 Waiver. The Company on behalf of itself and its Affiliates, on the one hand, and Lynx on behalf of itself and its Affiliates, may in its sole discretion (i) extend the time for the performance of any obligation or other act of any other non-Affiliated Party hereto, (ii) waive any inaccuracy in the representations and warranties by such other non-Affiliated Party contained herein or in any document delivered pursuant hereto and (iii) waive compliance by such other non-Affiliated Party with any covenant or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

9.10 Entire Agreement. This Agreement and the documents or instruments referred to herein, including any exhibits and schedules attached hereto, which exhibits and schedules are incorporated herein by reference, together with the Ancillary Documents, embody the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or the documents or instruments referred to herein, which collectively supersede all prior agreements and the understandings among the Parties with respect to the subject matter contained herein.

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9.12 Interpretation. The table of contents and the Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and words in the singular, including any defined terms, include the plural and vice versa; (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) any accounting term used and not otherwise defined in this Agreement or any Ancillary Document has the meaning assigned to such term in accordance with GAAP; (d) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (e) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (f) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (g) the term “or” means “and/or”; (h) any reference to the term “ordinary course” or “ordinary course of business” shall be deemed in each case to be followed by the words “consistent with past practice”; (i) any agreement, instrument, insurance policy, Law or Order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, insurance policy, Law or Order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein; (j) except as otherwise indicated, all references in this Agreement to the words “Section,” “Article”, “Schedule”, and “Exhibit” are intended to refer to Sections, Articles, Schedules and Exhibits to this Agreement; and (k) the term “Dollars” or “$” means United States dollars. Any reference in this Agreement to a Person’s directors shall include any member of such Person’s governing body and any reference in this Agreement to a Person’s officers shall include any Person filling a substantially similar position for such Person. Any reference in this Agreement or any Ancillary Document to a Person’s shareholders shall include any applicable owners of the equity interests of such Person, in whatever form, including with respect to the Company its shareholders under the DGCL or its Organizational Documents. The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

9.12 Counterparts. This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

ARTICLE X

DEFINITIONS

10.1 Certain Definitions. For purpose of this Agreement, the following capitalized terms have the following meanings:

“Action” means any notice of noncompliance or violation, or any claim, demand, charge, action, suit, litigation, audit, settlement, complaint, stipulation, assessment or arbitration, or any request (including any request for information), inquiry, hearing, proceeding or investigation, by or before any Governmental Authority.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

“Ancillary Documents” means each agreement, instrument or document attached hereto as an Exhibit, including the Registration Rights Agreement, the Board Designation Agreement, the Certificate of Designations and the Promissory Note, and the other agreements, certificates and instruments to be executed or delivered by any of the Parties in connection with or pursuant to this Agreement.

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“Benefit Plans” of any Person means any and all deferred compensation, executive compensation, incentive compensation, equity purchase or other equity-based compensation plan, employment or consulting, severance or termination pay, holiday, vacation or other bonus plan or practice, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit sharing, pension, or retirement plan, program, agreement, commitment or arrangement, and each other employee benefit plan, program, agreement or arrangement, including each “employee benefit plan” as such term is defined under Section 3(3) of ERISA, maintained or contributed to or required to be contributed to by a Person for the benefit of any employee or terminated employee of such Person, or with respect to which such Person has any Liability, whether direct or indirect, actual or contingent, whether formal or informal, and whether legally binding or not.

“Board Designation Agreement” means the Board Designation Agreement to be dated the Closing Date and entered into by and between Lynx and the Company, the form of which is attached as Exhibit B hereto.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York are authorized to close for business.

“Certificate of Designations” means the Certificate of Designations to create the series of preferred stock constituting the Exchange Shares, the form of which is attached as Exhibit C.

“Class A Shares” means the shares of Class A common stock, $0.0001 per share, of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as amended. Reference to a specific section of the Code shall include such section and any valid treasury regulation promulgated thereunder.

“Company Charter” means the certificate of incorporation of the Company, effective under the

DGCL.

“Consent” means any consent, approval, waiver, authorization or Permit of, or notice to or declaration or filing with any Governmental Authority or any other Person.

“Contracts” means all contracts, agreements, binding arrangements, bonds, notes, indentures, mortgages, debt instruments, purchase order, licenses (and all other contracts, agreements or binding arrangements concerning Intellectual Property), franchises, leases and other instruments or obligations of any kind, written or oral (including any amendments and other modifications thereto).

“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (the “10% Owner”) (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast ten percent (10%) or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive ten percent (10%) or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a 10% Owner) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

“Conversion Shares” means the Class A Shares issuable upon conversion of the Exchange Shares pursuant to the terms of the Certificate of Designations, without giving effect to any limitation or restriction on the conversion of the Exchange Shares.

“Copyrights” means any works of authorship, mask works and all copyrights therein, including all renewals and extensions, copyright registrations and applications for registration and renewal, and non-registered copyrights.

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“DGCL” means the General Corporation Law of the State of Delaware.

“Environmental Law” means any Law in any way relating to (a) the protection of human health and safety, (b) the protection, preservation or restoration of the environment and natural resources (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or (c) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Materials.

“Environmental Liabilities” means, in respect of any Person, all Liabilities, obligations, responsibilities, Remedial Actions, Losses, damages, costs, and expenses (including all reasonable fees, disbursements, and expenses of counsel, experts, and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any other Person or in response to any violation of Environmental Law, whether known or unknown, accrued or contingent, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, to the extent based upon, related to, or arising under or pursuant to any Environmental Law, Environmental Permit, Order, or Contract with any Governmental Authority or other Person, that relates to any environmental, health or safety condition, violation of Environmental Law, or a Release or threatened Release of Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fraud Claim” means any claim based in whole or in part upon fraud, willful misconduct or intentional misrepresentation.

“GAAP” means generally accepted accounting principles as in effect in the United States of America.

“Governmental Authority” means any federal, state, local, foreign or other governmental, quasi- governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Hazardous Material” means any waste, gas, liquid or other substance or material that is defined, listed or designated as a “hazardous substance”, “pollutant”, “contaminant”, “hazardous waste”, “regulated substance”, “hazardous chemical”, or “toxic chemical” (or by any similar term) under any Environmental Law, or any other material regulated, or that could result in the imposition of Liability or responsibility, under any Environmental Law, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mold, and urea formaldehyde insulation.

“Indebtedness” of any Person means (a) all indebtedness of such Person for borrowed money (including the outstanding principal and accrued but unpaid interest) or for the deferred purchase price of property or services, (b) any other indebtedness of such Person that is evidenced by a note, bond, debenture, credit agreement or similar instrument, (c) all obligations of such Person under leases that should be classified as capital leases in accordance with GAAP, (d) all obligations of such Person for the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, that has been drawn or claimed against, (e) all obligations of such Person in respect of acceptances issued or created, (f) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (g) all obligations secured by an Lien on any property of such Person and (h) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any Indebtedness of such Person and (h) all obligation described in clauses (a) through (g) above of any other Person which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

26

“Intellectual Property” means all of the following as they exist in any jurisdiction throughout the world: Patents, Trademarks, Copyrights, Trade Secrets, Internet Assets, and other intellectual property, and all licenses, sublicenses and other agreements or permissions related to the preceding property.

“Internet Assets” means any all domain name registrations, web sites and web pages and related rights, items and documentation related thereto.

“Knowledge” means, with respect to (i) Lynx the actual knowledge of the executive officers or directors of Lynx after due inquiry or (ii) any other Party, the actual knowledge of its directors and executive officers, after due inquiry.

“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, Order or Consent that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Liabilities” means any and all liabilities, Indebtedness, Actions or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured and whether due or to become due), including Tax liabilities due or to become due.

“Lien” means any mortgage, pledge, security interest, attachment, right of first refusal, option, proxy, voting trust, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), restriction (whether on voting, sale, transfer, disposition or otherwise), any subordination arrangement in favor of another Person, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar Law.

“Lynx” means each of Lynx and its direct and indirect Subsidiaries (if any).

“Lynx Charter” means the certificate of incorporation of Lynx, effective under applicable Laws. “Lynx Confidential Information” means all confidential or proprietary documents and information concerning Lynx or any of its respective Representatives, furnished in connection with this Agreement or the transactions contemplated hereby; provided, however, that Lynx Confidential Information shall not include any information which, (i) at the time of disclosure by Lynx, the Company, is generally available publicly and was not disclosed in breach of this Agreement or (ii) at the time of the disclosure by Lynx or its Representatives to the Company or its Representatives was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such Lynx Confidential Information.

“Material Adverse Effect” means, with respect to any specified Person, any fact, event, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon (a) the business, assets, Liabilities, results of operations, prospects or condition (financial or otherwise) of such Person and its Subsidiaries, taken as a whole, or (b) the ability of such Person or any of its Subsidiaries on a timely basis to consummate the transactions contemplated by this Agreement or the Ancillary Documents to which it is a party or bound or to perform its obligations hereunder or thereunder; provided, however, that any changes or effects directly or indirectly attributable to, resulting from, relating to or arising out of the following (by themselves or when aggregated with any other, changes or effects) shall not be deemed to be, constitute, or be taken into account when determining whether there has or may, would or could have occurred a Material Adverse Effect: (i) general changes in the financial or securities markets or general economic or political conditions in the country or region in which such Person or any of its Subsidiaries do business; (ii) changes, conditions or effects that generally affect the industries in which such Person or any of its Subsidiaries principally operate; (iii) changes in GAAP or other applicable accounting principles or mandatory changes in the regulatory accounting requirements applicable to any industry in which such Person and its Subsidiaries principally operate; (iv) conditions caused by acts of God, terrorism, war (whether or not declared) or natural disaster; (v) any failure in and of itself by such Person and its Subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (provided that the underlying cause of any such failure may be considered in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not excluded by another exception herein); provided further, however, that any event, occurrence, fact, condition, or change referred to in clauses (i) - (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition, or change has a disproportionate effect on such Person or any of its Subsidiaries compared to other participants in the industries in which such Person or any of its Subsidiaries primarily conducts its businesses.

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“Nasdaq” means The Nasdaq Stock Market LLC.

“Organizational Documents” means, with respect to the Company, the Company Charter and the Company’s Bylaws, and with respect to Lynx, the Lynx Charter and Lynx’s Bylaws, or similar organizational documents, in each case, as amended.

“Order” means any order, decree, ruling, judgment, injunction, writ, determination, binding decision, verdict, judicial award or other action that is or has been made, entered, rendered, or otherwise put into effect by or under the authority of any Governmental Authority.

“Patents” means any patents, patent applications and the inventions, designs and improvements described and claimed therein, patentable inventions, and other patent rights (including any divisionals, provisionals, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are amended, modified, withdrawn, or refiled).

“Permits” means all federal, state, local or foreign or other third-party permits, grants, easements, consents, approvals, authorizations, exemptions, licenses, franchises, concessions, ratifications, permissions, clearances, confirmations, endorsements, waivers, certifications, designations, ratings, registrations, qualifications or orders of any Governmental Authority or any other Person.

“Permitted Liens” means (a) Liens for Taxes or assessments and similar governmental charges or levies, which either are (i) not delinquent or (ii) being contested in good faith and by appropriate proceedings, and adequate reserves have been established with respect thereto, (b) other Liens imposed by operation of Law arising in the ordinary course of business for amounts which are not due and payable and as would not in the aggregate materially adversely affect the value of, or materially adversely interfere with the use of, the property subject thereto, (c) Liens incurred or deposits made in the ordinary course of business in connection with social security, (d) Liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business, or

(v) Liens arising under this Agreement or any Ancillary Document.

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Personal Property” means any machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, parts and other tangible personal property.

“Promissory Note” means the Promissory Note to be dated the Closing Date and issued by Lynx to the Company, the form of which is attached as Exhibit D hereto.

“Registration Rights Agreement” means the Registration Rights Agreement to be dated the Closing Date and entered into by and between Lynx and the Company, the form of which is attached as Exhibit A hereto.

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the indoor or outdoor environment, or into or out of any property.

“Remedial Action” means all actions to (i) clean up, remove, treat, or in any other way address any Hazardous Material, (ii) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care, or (iv) correct a condition of noncompliance with Environmental Laws.

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“Representative” means, as to any Person, such Person’s Affiliates and its and their managers, directors, officers, employees, agents and advisors (including financial advisors, counsel and accountants).

“SEC” means the Securities and Exchange Commission (or any successor Governmental Authority).

“Securities Act” means the Securities Act of 1933, as amended. “SOX” means the Sarbanes-Oxley Act of 2002, as amended.

“Stockholder Approval” means the approval by the Company’s stockholders, in accordance with Nasdaq’s listing rules, of the issuance of the Conversion Shares that are in excess of the maximum number of Class A Shares permitted to be issued without such approval under Nasdaq’s listing rules.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons will be allocated a majority of partnership, association or other business entity gains or losses or will be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity.

“Tax Return” means any return, declaration, report, claim for refund, information return or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes or the administration of any Laws or administrative requirements relating to any Taxes.

“Taxes” means (a) all direct or indirect federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, social security and related contributions due in relation to the payment of compensation to employees, excise, severance, stamp, occupation, premium, property, windfall profits, alternative minimum, estimated, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (b) any Liability for payment of amounts described in clause (a) whether as a result of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of law and (c) any Liability for the payment of amounts described in clauses (a) or (b) as a result of any tax sharing, tax group, tax indemnity or tax allocation agreement with, or any other express or implied agreement to indemnify, any other Person.

“Trade Secrets” means any trade secrets, confidential business information, concepts, ideas, designs, research or development information, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, trademark, or trade secret protection).

“Trademarks” means any trademarks, service marks, trade dress, trade names, brand names, internet domain names, designs, logos, or corporate names (including, in each case, the goodwill associated therewith), whether registered or unregistered, and all registrations and applications for registration and renewal thereof.

10.2 Section References. The following capitalized terms, as used in this Agreement, have the respective meanings given to them in the Section as set forth below adjacent to such terms:

29

Term	Section
Accounts Receivable	4.25
Agreement	Preamble
Closing	2.1
Closing Date	2.1
Company	Preamble
Enforceability Exceptions	3.2
Environmental Permit	4.20(a)
Exchange Shares	Preamble
expenses	8.2
Formation Date	Article IV
Interim Balance Sheet Date	4.7(a)
Lynx Benefit Plan	4.19(a)
Lynx Disclosure Schedules	Article IV
Lynx Financials	4.7(a)
Lynx IP	4.13(c)
Lynx IP Licenses	4.13(a)
Lynx Material Contract	4.12(a)
Lynx Permits	4.10
Lynx Personal Property Leases	4.16
Lynx Real Property Leases	4.15
Lynx Registered IP	4.13(a)
Party(ies)	Preamble
Public Certifications	3.6(a)
Purchased Shares	Preamble
Company Financials	3.6(b)
Related Person	4.21
SEC Reports	3.6(a)
Specified Courts	9.4
Top Customers	4.23
Top Suppliers	4.23

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be signed and delivered by its respective duly authorized officer as of the date first written above.

NXU, INC.

By:	/s/ Mark Hanchett
Name: Mark Hanchett
Title: Chief Executive Officer

LY NKS MOTOR CORPORATION

By:	/s/ Rod Keller
Name: Rod Keller
Title: Chief Executive Officer

31 [Signature Page to Share Exchange Agreement]

EXHIBIT A

Form of Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made as of December 27, 2023, by and between Nxu, Inc., a Delaware corporation (the “Company”), and Lynks Motor Corporation, a Delaware corporation d/b/a Lynx Motors (“Lynx” and together with those Persons who agree to become bound by the provisions of this Agreement in accordance with Section 3.5, collectively, the “Holders”). The Company and the Holders are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”. Capitalized terms used but not defined herein shall have the meaning assigned to such term in the Share Exchange Agreement, dated as of the date hereof, by and between the Parties (the “Share Exchange Agreement”).

RECITALS

WHEREAS, pursuant to, and subject to the terms and conditions of, the Share Exchange Agreement, Lynx has agreed to sell to Nxu, and Nxu has agreed to purchase from Lynx, a number of newly issued shares of common stock, par value $0.001 per share, of Lynx representing 15% of the issued and outstanding equity interests in Lynx as of, and after giving effect to, the closing of the transactions contemplated by the Share Exchange Agreement (the “Closing”) in exchange for an aggregate of 1,000 newly issued shares of Series A convertible preferred stock, par value $0.0001 per share, of Nxu, which shall be convertible into Class A Shares upon the terms and subject to the conditions set forth in the Certificate of Designation; and

WHEREAS, to induce the Parties to enter into the transactions contemplated by the Share Exchange Agreement, each of the Parties is required to deliver this Agreement, duly executed by each of the Parties, contemporaneously with the Closing.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties hereto, the Parties hereby agree as follows:

Section 1.

Definitions

1.1.       Certain Definitions. In addition to the terms defined elsewhere in this Agreement, as used in this Agreement, the following terms have the respective meanings set forth below:

(a)        “Board” shall mean the Board of Directors of the Company.

(b)       “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(c)        “Common Stock” shall mean the Class A common stock of the Company, par value $0.0001 per share.

(d)       “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(e)       “Governmental Entity” shall mean any federal, state, local or foreign government, or any department, agency, or instrumentality of any government; any public international organization; any transnational governmental organization; any court of competent jurisdiction, arbitral, administrative agency, commission, or other governmental regulatory authority or quasi-governmental authority; any political party; and any national securities exchange or national quotation system.

(f)     “Other Securities” shall mean securities of the Company, other than Registrable Securities.

(g)       “Person” shall mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

(h)       “Registrable Securities” shall mean (i) shares of Common Stock underlying the Series A Preferred Shares issued or issuable pursuant to, and in accordance with, the Share Exchange Agreement and (ii) any and all shares of Common Stock issued or issuable as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any shares of Common Stock referred to in any of the foregoing clause (i), including, without limitation, by way of stock splits, stock dividends, stock combinations, recapitalizations or like occurrences. Registrable Securities shall cease to be Registrable Securities upon the earliest to occur of the following events: (1) such Registrable Securities have been sold pursuant to an effective Registration Statement; (2) such Registrable Securities have been sold by the Holders pursuant to Rule 144 (or other similar rule); (3) such Registrable Securities may be resold by the Holder holding such Registrable Securities without limitations as to volume or manner of sale pursuant to Rule 144; or (4) three (3) years after the date of this Agreement.

(i)       The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and such Registration Statement becoming effective under the Securities Act.

(j)       “Registration Expenses” shall mean all expenses incurred by the Company in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, and fees and disbursements of counsel for the Company, but shall not include Selling Expenses.

(k)       “Registration Statement” means any registration statement of the Company filed with, or to be filed with, the Commission under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement as may be necessary to comply with applicable securities laws, other than a registration statement (and related prospectus) filed on Form S-4 or Form S-8 or any successor forms thereto.

(l)       “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission having substantially the same effect as such rule.

(m)       “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(n)       “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities, the fees and expenses of any legal counsel and any other advisors any of the Holders engage and all similar fees and commissions relating to the Holders’ disposition of the Registrable Securities.

(o)       “Series A Preferred” shall mean the Series A preferred stock, par value $0.0001 per share, of the Company.

Section 2.

Resale Registration Rights

2.1.        Resale Registration Rights.

(a)       On or prior to the 45th calendar day following the date hereof, the Company shall prepare and file with the Commission a Registration Statement on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act) covering the resale of the Registrable Securities by the Holders (the “Resale Registration Shelf”). The Resale Registration Shelf shall include a “final” prospectus, including the information required by Item 507 of Regulation S-K of the Securities Act, as provided by the Holders in accordance with Section 2.6. The Company’s obligation pursuant to this Section 2.1(a) is conditioned upon the Holders providing the information contemplated in Section 2.6. If the staff of the Commission (the “Staff”) or the Commission seeks to characterize any offering pursuant to the Resale Registration Shelf as constituting an offering of securities that does not permit such Resale Registration Shelf to become effective and be used for resales by the Holders under Rule 415, or if after the filing of the Resale Registration Shelf with the Commission pursuant to this Section 2.1(a), the Company is otherwise required by the Staff or the Commission to reduce the number of Registrable Securities included in the Resale Registration Shelf, then the Company shall reduce the number of Registrable Securities to be included in the Resale Registration Shelf until the Staff and the Commission shall so permit the Resale Registration Shelf to become effective and be used as aforesaid. In the event of any reduction in Registrable Securities pursuant to the immediately preceding sentence, the Company shall file, as soon as permitted by the Staff or the Commission, one or more additional Registration Statements on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act) covering the resale of Registrable Securities by the Holders that have not previously been registered under the Securities Act for resale by the Holders pursuant to Rule 415 until such time as all Registrable Securities have been included in such additional Registration Statement (or in one of such additional Registration Statements) that has or have been declared effective and the prospectus contained therein is available for use by the Holders. The provisions of this Agreement that are applicable to the Resale Registration Shelf shall also be applicable to such additional Registration Statement or each of such additional Registration Statements to the same extent as if such additional Registration Statement were the Resale Registration Shelf. Notwithstanding any provision in this Agreement to the contrary, the Company’s obligations to register Registrable Securities (and any related conditions to the Holder’s obligations) pursuant to this Agreement shall be qualified as necessary to comport with any requirement of the Commission or the Staff as addressed above in this Section 2.1(a).

(b)       The Company shall use commercially reasonable efforts to cause the Resale Registration Shelf and related prospectuses to become effective as promptly as practicable after filing (if not automatically effective upon filing). The Company shall use commercially reasonable efforts to cause the Resale Registration Shelf to remain effective under the Securities Act until the earlier of the date (i) all Registrable Securities covered by the Resale Registration Shelf have been sold or may be sold freely without limitations or restrictions as to volume or manner of sale pursuant to Rule 144 or (ii) all Registrable Securities covered by the Resale Registration Shelf otherwise cease to be Registrable Securities pursuant to the definition of “Registrable Securities”. The Company shall promptly, and within two (2) business days after the Company confirms effectiveness of the Resale Registration Shelf with the Commission, notify the Holders of the effectiveness of the Resale Registration Shelf.

(c)       Deferral and Suspension. At any time after being obligated to file the Resale Registration Shelf, or after the Resale Registration Shelf has become effective, the Company may defer the filing of or suspend the use of the Resale Registration Shelf, upon giving written notice of such action to the Holders with a certificate signed by the Principal Executive Officer of the Company stating that in the good faith judgment of the Board, the filing or use of the Resale Registration Shelf would be seriously detrimental to the Company or its stockholders at such time and that the Board concludes, as a result, that it is in the best interests of the Company and its stockholders to defer the filing or suspend the use of the Resale Registration Shelf at such time. The Company shall have the right to defer the filing of or suspend the use of the Resale Registration Shelf for a period of not more than one hundred twenty (120) days from the date the Company notifies the Holders of such deferral or suspension; provided that the Company shall not exercise the right contained in this Section 2.1(c) more than once in any twelve (12) month period. In the case of the suspension of use of any effective Resale Registration Shelf, the Holders, immediately upon receipt of notice thereof from the Company, shall discontinue any offers or sales of Registrable Securities pursuant to the Resale Registration Shelf until advised in writing by the Company that the use of the Resale Registration Shelf may be resumed. In the case of either a suspension of use of, or deferred filing of, the Resale Registration Shelf, the Company shall not, during the pendency of such suspension or deferral, engage in any transaction involving the offer, be required to take any action hereunder with respect to the registration or sale of any Registrable Securities pursuant to the Resale Registration Shelf.

(d)       Other Securities. The Resale Registration Shelf may include Other Securities; provided such Other Securities are excluded first from the Resale Registration Shelf in order to comply with any applicable laws or request from any Governmental Entity, the New York Stock Exchange or any applicable listing agency.

2.2.       Fees and Expenses. All Registration Expenses incurred in connection with registrations pursuant to this Agreement shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders.

2.3.       Registration Procedures. In the case of each registration of Registrable Securities effected by the Company pursuant to Section 2.1 hereof, the Company shall keep the Holders advised as to the initiation of each such registration and as to the status thereof, and the Company shall use commercially reasonable efforts, within the limits set forth in this Section 2.3, to:

(a)       prepare and file with the Commission such amendments and supplements to the applicable Registration Statement and the prospectuses used in connection with such Registration Statement, as may be necessary to keep such Registration Statement effective and current and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement;

(b)       furnish to the Holders such numbers of copies of a prospectus, including preliminary prospectuses, in conformity with the requirements of the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate the disposition of Registrable Securities;

(c)       use commercially reasonable efforts to register and qualify (or file an exemption from such registration or qualification) the Registrable Securities covered by the applicable Registration Statement under such other securities or blue sky laws of such jurisdictions in the United States as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(d)       notify the Holders at any time when a prospectus relating to the applicable Registration Statement covering any Registrable Securities is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company shall use commercially reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(e)       provide a transfer agent and registrar for all Registrable Securities registered pursuant to the applicable Registration Statement and, if required, a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

(f)       cause all such Registrable Securities included in the applicable Registration Statement pursuant to this Agreement to be listed on each securities exchange or other securities trading markets on which Common Stock is then listed.

2.4.       Obligations of the Holders.

(a)       Discontinuance of Distribution. The Holders agree that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 2.3(d) hereof, the Holders shall immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement covering such Registrable Securities until the Holders’ receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.3(d) hereof or receipt of notice that no supplement or amendment is required and that the Holders’ disposition of the Registrable Securities may be resumed. The Company may provide appropriate stop orders to enforce the provisions of this Section 2.4(a).

(b)       Compliance with Prospectus Delivery Requirements. The Holders covenant and agree that they shall comply with the prospectus delivery requirements of the Securities Act as applicable to them or an exemption therefrom in connection with sales of Registrable Securities pursuant to any Registration Statement filed by the Company pursuant to this Agreement.

(c)       Notification of Sale of Registrable Securities. The Holders covenant and agree that they shall notify the Company following the sale of Registrable Securities to a third party as promptly as reasonably practicable, and in any event within thirty (30) days, following the sale of such Registrable Securities.

2.5.       Indemnification.

(a)       To the extent permitted by law, the Company shall indemnify the Holders, and, as applicable, their officers, directors and constituent partners, legal counsel for each Holder and each Person controlling the Holders, with respect to which registration, related qualification, or related compliance of Registrable Securities has been effected pursuant to this Agreement, and each underwriter, if any, and each Person who controls any underwriter within the meaning of the Securities Act, against all claims, losses, damages, or liabilities (or actions in respect thereof) to the extent such claims, losses, damages, or liabilities arise out of or are based upon (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related Registration Statement) incident to any such registration, qualification, or compliance, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance; and the Company shall pay as incurred to the Holders, each such underwriter, and each Person who controls the Holders or underwriter, any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action; provided, however, that the indemnity contained in this Section 2.5(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); and provided, further, that the Company shall not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based upon any violation by such Holder of the obligations set forth in Section 2.4 hereof or any untrue statement or omission contained in such prospectus or other document based upon written information furnished to the Company by the Holders, such underwriter, or such controlling Person and stated to be for use therein.

(b)       To the extent permitted by law, each Holder (severally and not jointly) shall, if Registrable Securities held by such Holder are included for sale in the registration and related qualification and compliance effected pursuant to this Agreement, indemnify the Company, each of its directors, each officer of the Company who signs the applicable Registration Statement, each legal counsel and each underwriter of the Company’s securities covered by any such Registration Statement, and each Person who controls the Company or such underwriter within the meaning of the Securities Act, against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based upon (i) any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, or related document, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by such Holder of Section 2.4 hereof, the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law applicable to such Holder and relating to action or inaction required of such Holder in connection with any such registration and related qualification and compliance, and shall pay as incurred to such persons, any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in (and such violation pertains to) such Registration Statement or related document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the indemnity contained in this Section 2.5(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if settlement is effected without the consent of such Holder (which consent shall not unreasonably be withheld); provided, further, that such Holder’s liability under this Section 2.5(b) (when combined with any amounts such Holder is liable for under Section 2.5(d)) shall not exceed such Holder’s net proceeds from the offering of securities made in connection with such registration.

(c)       Promptly after receipt by an indemnified party under this Section 2.5 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 2.5, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim;

provided, however, that the indemnifying party shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld); provided, further, however, that if either party reasonably determines that there may be a conflict between the position of the Company and the Holders in conducting the defense of such action, suit, or proceeding by reason of recognized claims for indemnity under this Section 2.5, then counsel for such party shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interest of such party. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 2.5, but the omission so to notify the indemnifying party shall not relive such party of any liability that such party may have to any indemnified party otherwise than under this Section 2.5.

(d)       If the indemnification provided for in this Section 2.5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the Parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. In no event, however, shall (i) any amount due for contribution hereunder be in excess of the amount that would otherwise be due under Section 2.5(a) or Section 2.5(b), as applicable, based on the limitations of such provisions and (ii) a Person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) be entitled to contribution from a Person who was not guilty of such fraudulent misrepresentation.

(e)       The obligations of the Company and the Holders under this Section 2.5 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement or otherwise.

2.6.       Information. The Holders shall furnish to the Company such information regarding the Holders and the distribution proposed by the Holders as the Company may reasonably request and as shall be reasonably required in connection with any registration referred to in this Agreement. The Holders agree to, as promptly as practicable (and in any event prior to any sales made pursuant to a prospectus), furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by the Holders not misleading. The Holders agree to keep confidential the receipt of any notice received pursuant to Section 2.3(d) and the contents thereof, except as required pursuant to applicable law. Notwithstanding anything to the contrary herein, the Company shall be under no obligation to name a Holder in any Registration Statement if such Holders has not provided the information required by this Section 2.6 with respect to such Holder as a selling securityholder in such Registration Statement or any related prospectus.

2.7.       Rule 144 Requirements. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit the Holders to sell Registrable Securities to the public without registration, the Company agrees to use commercially reasonable efforts to:

(a)       make and keep public information available, as those terms are understood and defined in Rule 144 at all times after the date hereof;

(b)       file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

(c)       prior to the filing of the Registration Statement or any amendment thereto (whether pre-effective or post-effective), and prior to the filing of any prospectus or prospectus supplement related thereto, to provide the Holders with copies of all of the pages thereof (if any) that reference the Holders; and

(d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested by an Holder in availing itself of any rule or regulation of the Commission which permits an Holder to sell any such securities without registration.

Section 3.

Miscellaneous

3.1.       Amendment. The terms and provisions of this Agreement may be modified, amended or terminated, and any of the provisions hereof may be waived, temporarily or permanently, pursuant to a writing executed by a duly authorized representative of the Company and Holders holding a majority of the then outstanding Registrable Securities; provided that this Agreement may not be modified or amended, and no provision hereof may be waived, in any way that would adversely affect the rights of any Holder(s) hereunder in a manner disproportionate to any adverse effect such modification, amendment or waiver would have on the rights of all Holders as a whole, without also the prior written consent of such Holders that are so disproportionately adversely affected.

3.2.       Injunctive Relief. It is hereby agreed and acknowledged that it shall be impossible to measure in money the damages that would be suffered if the Parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person shall be irreparably damaged and shall not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including, without limitation, specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the Parties hereto shall raise the defense that there is an adequate remedy at law.

3.3.       Notices. All notices required or permitted under this Agreement must be in writing and sent to the address or facsimile number identified below. Notices must be given: (a) by personal delivery, with receipt acknowledged; (b) by electronic mail followed by hard copy delivered by the methods under clause (a), (c) or (d); (c) by prepaid certified or registered mail, return receipt requested; or (d) by prepaid reputable overnight delivery service. Notices shall be effective upon receipt. Either Party may change its notice address by providing the other Party written notice of such change. Notices shall be delivered as follows:

If to Lynx:	Lynks Motor Corporation 3267 Bee Caves Rd., Suite 107-247 Austin, TX 78746 Attn: Christian Okonsky, Chairman Email: christian@lynks.co

If to the Company:	Nxu, Inc. 1828 N. Higley Rd. Suite 116 Mesa, AZ 85205 Attn: Jordan Christensen Email: jordan@nxuenergy.com

with a copy to:	Winston & Strawn LLP 800 Capitol Street Houston, TX 77002 Attn: Michael Blankenship Email: mblankenship@winston.com

3.4.       Governing Law; Jurisdiction; Venue; Jury Trial.

(a)       This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(b)       Each of the Company and the Holders irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware or, to the extent that neither of the foregoing courts has jurisdiction, the Superior Court of the State of Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement and the transactions contemplated herein, or for recognition or enforcement of any judgment, and each of the Company and the Holders irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such courts. Each of the Company and the Holders hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)       Each of the Company and the Holders irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement and the transactions contemplated herein in any court referred to in Section 3.4(b) hereof. Each of the Company and the Holders hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)       EACH OF THE COMPANY AND THE HOLDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH OF THE COMPANY AND THE HOLDERS (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT EACH OF THE COMPANY AND THE HOLDERS HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

3.5.       Successors, Assigns and Transferees. Any and all rights, duties and obligations hereunder shall not be assigned, transferred, delegated or sublicensed by any Party hereto without the prior written consent of the other Party; provided, however, that the Holders shall be entitled to transfer Registrable Securities to one or more of their affiliates, and, solely in connection therewith, may assign their rights hereunder in respect of such transferred Registrable Securities, in each case, without the prior consent of the Company so long as such Holder is not relieved of any liability or obligations hereunder. Any transfer or assignment made other than as provided in the first sentence of this Section 3.5 shall be null and void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the Parties hereto.

3.6.       Entire Agreement. This Agreement, together with any exhibits hereto, constitute the entire agreement between the Parties relating to the subject matter hereof and all previous agreements or arrangements between the Parties, written or oral, relating to the subject matter hereof are superseded.

3.7.       Waiver. No failure on the part of either Party hereto to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of either Party hereto in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

3.8.       Severability. If any part of this Agreement is declared invalid or unenforceable by any court of competent jurisdiction, such declaration shall not affect the remainder of the Agreement and the invalidated provision shall be revised in a manner that shall render such provision valid while preserving the Parties’ original intent to the maximum extent possible.

3.9.       Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

3.10.       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the Parties that execute such counterparts (including by facsimile or other electronic means), and all of which together shall constitute one instrument.

3.11.       Term and Termination. The Holders’ rights to demand the registration of the Registrable Securities under this Agreement, as well as the obligations hereunder of the Company and the Holders other than pursuant to Section 2.5 hereof, shall terminate automatically once all Registrable Securities cease to be Registrable Securities pursuant to the terms of this Agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Registration Rights Agreement effective as of the date first above written.

NXU, INC.

By:
Name:
Title:

LYNKS MOTOR CORPORATION

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

EXHIBIT B

Form of Board Designation Agreement

BOARD DESIGNATION AGREEMENT

THIS BOARD DESIGNATION AGREEMENT, dated as of December 27, 2023 (this “Agreement”), is entered into by and between Lynks Motor Corporation, a Delaware corporation d/b/a Lynx Motors (“Lynx”), and Nxu, Inc., a Delaware corporation (“Nxu”). Lynx and Nxu are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”. Capitalized terms used but not defined herein shall have the meaning assigned to such term in the Share Exchange Agreement, dated as of the date hereof, by and between the Parties (the “Share Exchange Agreement”).

Recitals

WHEREAS, pursuant to, and subject to the terms and conditions of, the Share Exchange Agreement, Lynx has agreed to sell to Nxu, and Nxu has agreed to purchase from Lynx, a number of newly issued shares of common stock, par value $0.001 per share, of Lynx representing 15% of the issued and outstanding equity interests in Lynx as of, and after giving effect to, the closing of the transactions contemplated by the Share Exchange Agreement (the “Closing”) in exchange for an aggregate of 1,000 newly issued shares of Series A convertible preferred stock, par value $0.0001 per share, of Nxu, which shall be convertible into Class A Shares upon the terms and subject to the conditions set forth in the Certificate of Designation; and

WHEREAS, to induce the Parties to enter into the transactions contemplated by the Share Exchange Agreement, each of the Parties is required to deliver this Agreement, duly executed by each of the Parties, contemporaneously with the Closing.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties hereto, the Parties hereby agree as follows:

Agreement

Section 1. Board Designation Rights.

(a)       So long as Nxu owns equity interests in Lynx that comprise in the aggregate, more than 3.0% of the issued and outstanding equity interests in Lynx, Nxu shall have the right to designate one person to serve on the board of directors of Lynx (the “Board” and such person and any other person designated to serve on the Board pursuant to this Agreement, a “Nxu Director”) and Lynx shall take all actions necessary or advisable to effect the foregoing. If Nxu’s ownership interest in Lynx is at any time less than 3.0% of the issued and outstanding equity interests in Lynx, then the director designation right set forth in this clause (a) shall terminate and such Nxu Director designated pursuant to this clause (a) shall immediately resign from the Board; provided, however, that at any time after the date of any such termination, if Nxu’s ownership interest in Lynx increases to 3.0% or greater, then the director designation right set forth in this clause (a) shall be reinstated in all respects. The initial Nxu Director designated to serve on the Board pursuant to this clause (a) is Mark Hanchett.

(b)       Lynx shall not take any action that directly or indirectly adversely affects the rights of Nxu to (i) designate the Nxu Director to the Board pursuant to Sections 1(a) of this Agreement or (ii) seek indemnification pursuant to Section 3(a) of this Agreement.

Section 2. Director Qualifications. Any Nxu Director shall, in the reasonable judgment of the Board, have the requisite skill and experience to serve as a director of a private company. Any Nxu Director may be removed or replaced by Nxu at any time and may be removed by the Board acting by majority at a meeting at which a Nxu Director shall have the right to attend, for “cause” (as defined below), but not by any other Party; and any vacancy occurring by reason of the death, disability, resignation, removal or other cessation of a person serving as an Nxu Director, shall be filled solely by a person designated by Nxu. As used herein, “cause” means that (i) a Nxu Director is convicted by a court of competent jurisdiction of a felony while serving on the Board; (ii) a court of competent jurisdiction has entered, a final, non-appealable judgment finding a Nxu Director liable for actual fraud or willful misconduct against Lynx; (iii) a Nxu Director is determined by the Board acting as a majority at a meeting at which such Nxu Director shall have the right to attend, to have acted intentionally or in bad faith in his or her capacity as a Nxy Director in a manner that results in a material detriment to the assets, business or prospects of Lynx; (iv) a Nxu Director has failed to immediately tender his or her resignation at the time Nxu is no longer entitled to designate such Nxu Director pursuant to Section 1(a) or 1(b); or (v) a Nxu Director does not meet the qualifications set forth above; provided, however, that in no event will the participation of a Nxu Director in Nxu’s exercise of rights under the Share Exchange Agreement be deemed “cause.” Any action by Nxu to designate, remove or replace the Nxu Director shall be evidenced in writing furnished to Lynx, shall include a statement that the action has been approved by Nxu, and shall be executed by or on behalf of Nxu. While serving as a Nxu Director, a Nxu Director shall be entitled to vote on all matters, including any matter on which independent members of the Board are entitled to vote on. Notwithstanding any rights to be granted or provided to a Nxu Director hereunder or in the Share Exchange Agreement, Lynx may exclude the Nxu Director from access to any Board or committee of the Board (a “Committee”) materials or information or meeting or portion thereof or written consent if the Board determines, in good faith, and includes the Nxu Director in discussions relating to such determination (but not requiring the affirmative vote of such Nxu Director), that such access would reasonably be expected to result in a conflict of interest with Lynx (other than a conflict of interest with respect to Nxu’s ownership interest in Lynx or rights under the Share Exchange Agreement); provided, that such exclusion shall be limited to the portion of the Board or Committee material or information and/or meeting or written consent that is the basis for such exclusion and shall not extend to any portion of the Board or Committee material and/or meeting that does not involve or pertain to such exclusion. A Nxu Director shall receive the same information provided to other similarly situated members of the Board, at the same time as such information is provided to other similarly situated members of the Board and including monthly information packages, as well as being provided with reasonable access to management and shall be entitled to receive customary reimbursement of fees and expenses incurred in connection with his or her service as a member of the Board and/or any Committee thereof consistent with Lynk’s policies applicable to similarly situated directors. A Nxu Director shall be entitled to receive the same compensation provided to other similarly situated members of the Board from Lynx.

Section 3. Limitation of Liability; Indemnification; Business Opportunities.

(a)       At all times while a Nxu Director is serving as a member of the Board, and following any such Nxu Director’s death, resignation, removal or other cessation as a director in such former Nxu Director’s capacity as a former director, the Nxu Director shall be entitled to (i) the same modification and restriction of traditional fiduciary duties, (ii) the same safe harbors for resolving conflicts of interest transactions and (iii) all rights to indemnification and exculpation, in each case, as are made available to any other independent member of the Board as at the date hereof, together with any and all incremental rights added to any of (i), (ii) or (iii) above as are subsequently made available to any other independent members of the Board in their capacity as Board members.

(b)       At all times while a Nxu Director is serving as a member of the Board in accordance with Section 1 of this Agreement, such Nxu Director, Nxu and their respective Affiliates may engage in, possess an interest in, or trade in the securities of, other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of Lynx, the Board and their respective Affiliates shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of Lynx, shall not be deemed wrongful or improper. None of any Nxu Director, Nxu or their respective Affiliates shall be obligated to present any investment opportunity to Lynx even if such opportunity is of a character that Lynx or any of their respective subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and any Nxu Director, Nxu or their respective Affiliates shall have the right to take for such person’s own account (individually or as a partner or fiduciary) or to recommend to others any such investment opportunity. Notwithstanding the foregoing, each Nxu Director, Nxu and their respective Affiliates shall be subject to, and comply with, the requirement to maintain confidential information.

(c)       Lynx shall use its best efforts to purchase and maintain insurance (“D&O Insurance”) on behalf of the Nxu Director, consistent with the D&O Insurance currently maintained for Lynx’s directors and officers.

(d)       For the avoidance of doubt, each Nxu Director shall constitute an “Indemnitee.”

2

Section 4. Miscellaneous.

(a)       Entire Agreement. This Agreement, the Share Exchange Agreement and the other agreements and documents referred to herein and therein are intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein or in the Share Exchange Agreement with respect to the rights granted by Lynx or any of its Affiliates or Nxu or any of its Affiliates set forth herein or therein. This Agreement and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the Parties with respect to such subject matter.

(b)       Notices. All notices and demands provided for in this Agreement shall be in writing and shall be given as provided in Section 9.1 of the Share Exchange Agreement.

(c)       Interpretation. Section references in this Agreement are references to the corresponding Section to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. Whenever any determination, consent or approval is to be made or given by a Party, such action shall be in such Party’s sole discretion, unless otherwise specified in this Agreement. If any provision in this Agreement is held to be illegal, invalid, not binding or unenforceable, (i) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions shall remain in full force and effect and (ii) the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded, and if the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. Any words imparting the singular number only shall include the plural and vice versa. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The division of this Agreement into Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

(d)       Governing Law; Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the Laws of the State of Delaware without regard to principles of conflicts of Laws. Any action against any Party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the Parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action. Each of the Parties hereby irrevocably waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the Parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(e)       Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.

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EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(f)       No Waiver; Modifications in Writing.

(i)       Delay. No failure or delay on the part of any Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a Party at law or in equity or otherwise.

(ii)       Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of this Agreement shall be effective unless signed by each of the Parties hereto affected by such amendment, waiver, consent, modification or termination. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement and any consent to any departure by a Party from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on a Party in any case shall entitle such Party to any other or further notice or demand in similar or other circumstances. Any investigation by or on behalf of any Party shall not be deemed to constitute a waiver by the Party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.

(g)       Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement.

(h)       Binding Effect; Assignment. This Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but will not be assignable or delegable by any Party hereto without the prior written consent of each of the other Parties.

(i)       Independent Counsel. Each of the Parties acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with consent and upon the advice of said independent counsel. Each Party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto will be deemed the work product of the Parties and may not be construed against any Party by reason of its preparation. Accordingly, any rule of Law or any legal decision that would require interpretation of any ambiguities in this Agreement against the Party that drafted it is of no application and is hereby expressly waived.

(j)       Specific Enforcement. Each of the Parties acknowledges and agrees that monetary damages would not adequately compensate an injured Party for the breach of this Agreement by any Party, that this Agreement shall be specifically enforceable and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order without a requirement of posting bond. Further, each Party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

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(k)       Liability of Nxu. Nxu shall have no liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with, or related in any manner to, this Agreement. Lynx shall be entitled to rely conclusively and without any inquiry on any and all instructions of, decisions of or action taken or omitted to be taken by Nxu under this Agreement without any liability to Nxu or obligation to inquire as to such instructions, decisions of, or actions or omissions including the authority or validity thereof, all of which instructions, decisions, actions or omissions shall be legally binding on Nxu.

(l)       Further Assurances. Each of the Parties hereto shall, from time to time and without further consideration, execute such further instruments and take such other actions as any other Party hereto shall reasonably request in order to fulfill its obligations under this Agreement to effectuate the purposes of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

LYNKS MOTOR CORPORATION

By:
Name:
Title:

NXU, INC.

By:
Name: Mark Hanchett
Title: Chief Executive Officer

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EXHIBIT C

Form of Certificate of Designations

CERTIFICATE OF DESIGNATIONS

OF

SERIES A CONVERTIBLE PREFERRED STOCK

OF

NXU, INC.

Pursuant to Section 151 of the General Corporation Law of the State of Delaware

The undersigned, Mark Hanchett, Chief Executive Officer of Nxu, Inc., a Delaware corporation (the “Corporation”), hereby certifies that, pursuant to the authority expressly vested in the Board of Directors of the Corporation (the “Board”) by the Certificate of Incorporation of the Corporation, and in accordance with the provisions of Sections 103 and 151 of the General Corporation Law of the State of Delaware, the Board has duly adopted the following resolutions:

RESOLVED, that, pursuant to Article IV of the Certificate of Incorporation (as such may be amended, modified or restated from time to time, the “Certificate of Incorporation”) (which authorizes 10,000,000 shares of preferred stock, par value $0.0001 per share, of the Corporation (“Preferred Stock”)), a series of preferred stock be, and it hereby is, established, and the designation and number of shares of such series, and the voting and other powers, rights, preferences, and privileges, and the qualifications, limitations and restrictions thereof are set forth in this Certificate of Designations (as such may be amended, modified or restated from time to time, this “Certificate”) as follows:

1.       Definitions. For purposes of this Certificate the following definitions shall apply and shall be equally applicable to both the singular and plural forms of the defined terms:

1.1.       “Affiliate” of any Person shall mean any Person who directly or indirectly controls, is controlled by, or is under common control with, the indicated Person. For the purposes of this definition, “control” has the meaning specified as of the date hereof for that word in Rule 405 promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.

1.2.       “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by a Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of such Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with such Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Corporation’s Common Stock would or could be aggregated with such Holder’s and the other Attribution Parties for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended. For clarity, the purpose of the foregoing is to subject collectively such Holder and all other Attribution Parties to the Exchange Cap.

1.3.       “Board” shall have the meaning set forth in the recitals.

1.4.       “Certificate” shall have the meaning set forth in the recitals.

1.5.       “Certificate of Incorporation” shall have the meaning set forth in the recitals.

1.6.       “Common Stock” shall mean the Class A common stock, par value $0.0001 per share, of the Corporation.

1.7.       “Corporation” shall have the meaning set forth in the recitals.

1.8.       “Exchange Cap” shall have the meaning set forth in Section 6.5(A) below.

1.9.       “Holder” or “Holders” shall have the meaning set forth in Section 3 below.

1.10.       “Junior Security” shall mean any class or series of capital stock of the Corporation hereafter created that does not, by its terms, rank senior to or pari passu with the Series A Preferred Stock.

1.11.       “Liquidation Event” shall have the meaning set forth in Section 5.1 below.

1.12.       “Liquidation Payment” shall mean the product of (i) the Stated Value per share of Series A Preferred Stock multiplied by (ii) the total number of shares of Series A Preferred Stock issued under the Certificate as of the date of such Liquidation Event.

1.13.       “Mandatory Conversion Date” shall have the meaning set forth in Section 7.1 below.

1.14.       “Person” shall include all natural persons, corporations, business trusts, associations, limited liability companies, partnerships, joint ventures and other entities, governments, agencies and political subdivisions.

1.15.       “Preferred Stock” shall have the meaning set forth in the recitals.

1.16.       “Sale” means any sale of the Corporation to one or more third party purchasers who or which are not Affiliates of the Corporation, whether by way of (i) the sale or other disposition of all or substantially all of the assets of the Corporation, (ii) the merger or consolidation of the Corporation with or into another Person, or (iii) the sale or other transfer of greater than a majority of the capital stock of the Corporation.

1.17.       “Senior Security” shall mean any class or series of capital stock of the Corporation hereafter created that, by its terms, ranks senior to the Series A Preferred Stock.

1.18.       “Series A Conversion Price” shall have the meaning set forth in Section 6.1 below.

1.19.       “Series A Preferred Stock” shall have the meaning set forth in the recitals.

1.20.       “Stated Value” shall mean $3,000.00.

1.21.       “Stockholder Approval” shall have the meaning set forth in Section 6.5(A) below.

1.22.       “Trading Day” means a day on which the principal Trading Market is open for trading.

1.23.       “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, The Nasdaq Stock Market, LLC and The New York Stock Exchange (or any successors to any of the foregoing) ..

2. Designation and Number of Shares. Pursuant to the Certificate of Incorporation, there is hereby created out of the authorized and unissued shares of Preferred Stock of the Corporation a series of Preferred Stock consisting of five thousand (5,000) shares of Preferred Stock designated as the “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”). Such number of shares may be decreased by resolution of the Board or any duly authorized committee thereof, subject to the terms and conditions hereof; provided that no decrease shall reduce the number of shares of the Series A Preferred Stock to a number less than the number of shares then outstanding.

3. Voting Rights. Other than those rights provided by law, the holders of the Series A Preferred Stock (each a “Holder” and, collectively, the “Holders”) shall not have any voting rights.

4. Dividends.

4.1.       Dividends. The Holders shall be entitled to receive a pro-rata portion, on an as-if converted basis, of any dividends payable on Common Stock. Dividends on shares of capital stock of the Corporation shall be payable, whether payable in cash or other property, only out of funds legally available therefor.

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4.2.       Non-Cash Dividends. Whenever a dividend provided for in this Section 4 shall be payable in property other than cash, the value of such dividend shall be deemed to be the fair market value of such property as determined in good faith by the Board.

5. Liquidation Rights.

5.1.       Preference of Series A Preferred Stock. In the event of any liquidation, dissolution, winding up or Sale of the Corporation, whether voluntary or involuntary (each, a “Liquidation Event”), after payment of all amounts required under Section 4 hereunder, the Holders (as a class) shall be entitled to receive out of the assets of the Corporation available for distribution to its shareholders, whether such assets are capital, surplus, or earnings, before any payment, declaration, or setting apart for payment of any amount shall be made in respect of the Common Stock or any Junior Security (but after payment to any Senior Security) of the Corporation, an aggregate amount equal to the Liquidation Payment. Each individual Holder will receive that amount of the Liquidation Payment equal to the product of (i) the Liquidation Payment multiplied by (y) the ratio of (1) shares of Series A Preferred Stock held by such Holder divided by (2) the total shares of Series A Preferred Stock then outstanding, at the time of such Liquidation Event with respect to such Liquidation Event. If, upon any Liquidation Event, the assets to be distributed to the Holders shall be insufficient to permit the payment to such shareholders of the full Liquidation Payment, then all of the assets of the Corporation (after payment to any Senior Security) shall be distributed solely and ratably to the Holders.

5.2.       Remaining Assets. If the assets of the Corporation available for distribution to the Corporation’s shareholders exceed the aggregate amount payable to the Holders pursuant to Section 4.1 hereof, then after the payments required by Section 4.1 shall have been made the Corporation’s remaining assets shall be distributed pro rata, on a per share basis, among the holders of the Common Stock.

5.3.       Notice. Written notice of such liquidation, dissolution or winding up, stating a payment date and the place where said payments shall be made, shall be given by mail, postage prepaid, or, if to non-U.S. residents, by facsimile, not less than twenty (20) days prior to the payment date stated therein, to the Holders of record, such notice to be addressed to each such Holder at its address as shown by the records of the Corporation.

5.4.       Determination of Consideration. To the extent any distribution pursuant to Section 5.1 or Section 5.2 consists of property other than cash, the value thereof shall, for purposes of Section 5.1 or Section 5.2, be the fair value at the time of such distributions as determined in good faith by the Board.

5.5.       Conversion Prior to Liquidating Distributions. Any Holder may, at its option, convert all or a portion of its shares into Common Stock upon a liquidation, dissolution or winding up of the Corporation and thereby receive distributions with the holders of the Common Stock in lieu of receiving distributions as a Holder.

6. Conversion. The Holders shall have the following conversion rights:

6.1.       Optional Conversion of the Series A Preferred Stock. Any or all shares of the Series A Preferred Stock shall be convertible, without the payment of any additional consideration by the Holder thereof and at the option of the Holder thereof, at any time after the first issuance of shares of Series A Preferred Stock by the Corporation and from time to time, subject to Section 6.5. below, at the office of the Corporation or any transfer agent for the Common Stock, into such whole number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Stated Value by the Series A Conversion Price (determined as hereinafter provided) in effect at the time of conversion and then multiplying such quotient by the number of shares of Series A Preferred Stock to be converted. The Conversion Price at which shares of Common Stock shall be deliverable upon conversion without the payment of any additional consideration by the Holder thereof shall initially be $0.02 (the “Series A Conversion Price”). Such initial Series A Conversion Price shall be subject to adjustment, as hereinafter provided.

6.2 Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be determined by rounding to the nearest whole share (a half share being treated as a full share for this purpose). Such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the Holder is at the time converting into Common Stock and such rounding shall apply to the number of shares of Common Stock issuable upon such aggregate conversion.

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6.3.       Mechanics of Optional Conversion. Before any Holder shall be entitled to convert the same into full shares of Common Stock, such Holder shall surrender the certificate or certificates therefor, endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered Holder or by such Holder’s attorney duly authorized in writing, at the office of the Corporation or of any transfer agent for the Common Stock, and shall give at least five (5) days’ prior written notice (in the form attached hereto as Schedule I) to the Corporation at such office that such Holder elects to convert the same or such portion thereof as such Holder elects to convert and shall state therein such Holder’s name or the name of the nominees in which such Holder wishes the certificate or certificates for shares of Common Stock to be issued,. The Corporation shall, as soon as practicable thereafter, issue and deliver to such Holder, or to such Holder’s nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such Holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record Holder or Holders of such shares of Common Stock on such date. From and after such date, all rights of the Holder with respect to the Series A Preferred Stock so converted shall terminate, except only the right of such Holder, upon the surrender of his, her or its certificate or certificates therefor, to receive certificates for the number of shares of Common Stock issuable upon conversion thereof. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series A Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to the Holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of the Series A Preferred Stock representing the unconverted portion of the certificate so surrendered, which new certificate shall entitle the record Holder thereof to all rights in respect of the shares of Series A Preferred Stock represented thereby to the same extent as if the portion of the certificate theretofore covering such unconverted shares had not been surrendered for conversion.

6.4.       Certain Adjustments to Conversion Price for Stock Splits, Dividends, Mergers, Reorganizations, Etc.

A.       Adjustment for Stock Splits, Stock Dividends and Combinations of Common Stock. In the event the outstanding shares of Common Stock shall be subdivided (split), or combined (reverse split), by reclassification or otherwise, or in the event of any dividend or other distribution payable on the Common Stock in shares of Common Stock, the Series A Conversion Price in effect immediately prior to such subdivision, combination, dividend or other distribution shall be adjusted so that the registered Holder of any share of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of Common Stock and other securities which such Holder would have owned or have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the happening of such event. An adjustment made pursuant to this subparagraph (A) shall become effective immediately after the record date in the case of a dividend or other distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

B.       Adjustment for Merger or Reorganization, Etc. In the event of a reclassification, reorganization, or exchange (other than described in Section 5.5(A) above) or any merger, acquisition, consolidation, or reorganization of the Corporation with another Corporation, each share of Series A Preferred Stock shall thereafter be convertible into the kind and number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of the Series A Preferred Stock would have been entitled upon such reclassification, reorganization, exchange, consolidation, merger or acquisition had the conversion occurred immediately prior to the event; and, in any such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Holders, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the applicable Series A Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

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6.5. Conversion Limitations.

A.       The Corporation shall not effect the conversion of any shares of Series A Preferred Stock held by a Holder, and such Holder shall not have the right to convert any of the Series A Preferred Stock held by such Holder pursuant to the terms and conditions of this Certificate of Designations and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, such Holder together with the other Attribution Parties collectively would beneficially own in excess of 19.99% (the “Exchange Cap”) of the outstanding common stock or voting power of the Corporation immediately after giving effect to such conversion, unless and until the Corporation receives the approval required (“Stockholder Approval”) by the applicable rules and regulations of any Trading Market on which any securities of the Corporation (or any successor entity) from the stockholders of the Corporation of the provisions of this Certificate.

B.       No Holder shall be entitled to convert the same into shares of Common Stock pursuant to Section 6.1, and no conversion of Series A Preferred Stock into shares of Common Stock pursuant to Section 7.1 shall occur, to the extent such conversion would require the Corporation to issue shares of Common Stock in excess of the Corporation’s then sufficient authorized and unissued shares of Common Stock.

6.6.       Notices of Record Date. In the event of any taking by the Corporation of a record of the Holders of any class of securities for the purpose of determining the Holders thereof who are entitled to receive any dividend or other distribution, any capital reorganization of the Corporation, any reclassification or recapitalization of the Corporation’s capital stock, any consolidation or merger with or into another Corporation, any transfer of all or substantially all of the assets of the Corporation or any dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each Holder at least ten (10) days prior to the date specified for the taking of a record, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

6.7.       Additional Notices. In the event the Corporation shall propose to take any action of the types described in Sections 6.4, 6.5 or 6.6 the Corporation shall give notice to each Holder, which notice shall specify the record date, if any, with respect to such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be at the date of such notice) on the Series A Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series A Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten (10) days prior to the date so fixed, and in case of all other action, such notice shall be given at least ten (10) days prior to the taking of such proposed action.

6.8.       Pro Rata Conversion. In the event that the Corporation receives a Conversion Notice, in the form attached hereto as Annex A, from more than one Holder for the same conversion date and the Corporation can convert some, but not all, of such shares of Series A Preferred Stock submitted for conversion, the Corporation shall convert from each Holder electing to have Series A Preferred Stock converted on such date a pro rata amount of such Holder’s Series A Preferred Stock submitted for conversion on such date based on the number of shares of Series Preferred Stock submitted for conversion on such date by such Holder relative to the aggregate number of shares of Series A Preferred Stock submitted for conversion on such date.

6.9.       Payment of Taxes. The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock, other than any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered.

7. Mandatory Conversion.

7.1.       Triggering Event. On the Trading Day immediately following the effective date of any Stockholder Approval (the “Mandatory Conversion Date”), (i) all outstanding shares of Series A Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate as calculated pursuant to Section 6, and (ii) such shares may not be reissued by the Corporation.

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7.2.       Procedural Requirements. All Holders of record shall be sent written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Series A Preferred Stock pursuant to this Section 7. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Date. Upon receipt of such notice, each Holder of shares of Series A Preferred Stock in certificated form shall surrender his, her, or its certificate or certificates for all such shares (or, if such Holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered Holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series A Preferred Stock converted pursuant to Section 7.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate on the Mandatory Conversion Date (notwithstanding the failure of the Holder or Holders thereof to surrender any certificates at or prior to such time), except only the rights of the Holders thereof, upon surrender of any certificate or certificates of such Holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Section 7.2. As soon as practicable after the Mandatory Conversion Date and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Series A Preferred Stock, the Corporation shall (a) issue and deliver to such Holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and

(b) pay cash as provided in Section 6.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Series A Preferred Stock converted. Such converted Series A Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

8.       No Reissuance of Series A Preferred Stock. No share or shares of Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion, or otherwise shall be reissued.

9.       Notices. Unless otherwise specified in the Corporation’s Amended and Restated Articles of Incorporation or By- Laws, all notices or communications given hereunder shall be in writing and, if to the Corporation, shall be delivered to it as its principal executive offices, and if to any Holder, shall be delivered to it at its address as it appears on the stock books of the Corporation.

10.       No Preemptive Rights. Holders of Series A Preferred Stock shall have no preemptive rights except as granted by the Corporation pursuant to written agreements.

11.       Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, in addition to such other remedies as shall be available to the Holder, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

12.       Special Approval Rights. Until all shares of the Series A Preferred Stock are converted to Common Stock, without the consent of the Holders of at least a majority of the Series A Preferred Stock, given in writing or by vote as a separate class, amending, altering, or repealing any provision of the Certificate of Incorporation, Bylaws, this Certificate or any other organizational documents of the Corporation if it would adversely alter the rights, preferences, privileges, or powers of or restrictions on the Series A Preferred Stock.

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13.       Amendment. Notwithstanding any provision in this Certificate to the contrary, any provision contained herein and any right of the Holders granted hereunder may be amended, altered, supplemented or repealed as to all shares of Series A Preferred Stock (and the Holders thereof) upon the written consent of the Holders of at least a majority of the issued and outstanding Series A Preferred Stock. Without the consent of the Holders, the Corporation may amend, alter, supplement or repeal any terms of the Series A Preferred Stock by amending or supplementing this Certificate or any stock certificate representing shares of the Series A Preferred Stock (i) to cure any ambiguity, omission, inconsistency or mistake in any such agreement or instrument; (ii) to make any provision with respect to matters or questions relating to the Series A Preferred Stock that is not inconsistent with the provisions of this Certificate and that does not materially and adversely affect the rights of any Holder; or (iii) to make any other change that does not materially and adversely affect the rights of any Holder (other than any Holder that consents to such change).

14.       No Impairment. For as long as any Series A Preferred Stock is outstanding and unless otherwise agreed to or waived in writing by the Holders of the majority of the issued and outstanding Series A Preferred Stock, the Corporation will not, by amendment of this Certificate or through any reorganization, transfer of assets, consolidation, merger, dissolution or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 14 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holders of the Series A Preferred Stock against impairment.

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IN WITNESS WHEREOF, the Corporation has caused Certificate of Designations to be executed this day of December, 2023.

NXU, INC.

By:
Name:	Mark Hanchett
Title:	Chief Executive Officer

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ANNEX A

NXU, INC.

CONVERSION NOTICE

Reference is made to the Certificate of Designations of the Series A Preferred Stock of Nxu, Inc. (the “Certificate of Designations”). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series A Preferred Stock, $0.0001 par value per share (the “Preferred Shares”), of Nxu, Inc., a Delaware corporation (the “Corporation”), indicated below into shares of Class A common stock, $0.0001 value per share (the “Common Stock”), of the Corporation, as of the date specified below.

Date of Conversion:

Aggregate number of Preferred Shares to be converted

Aggregate Stated Value of such Preferred Shares to be converted:

Aggregate accrued and unpaid Dividends with respect to such Preferred Shares and such Aggregate Dividends to be converted:

AGGREGATE CONVERSION AMOUNT TO BE CONVERTED:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the applicable Preferred Shares are being converted to Holder, or for its benefit, as follows:

☐	Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

☐	Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:
DTC Number:
Account Number:

Date:

Name of Registered Holder

By:
Name:
Title:

Tax ID:

Facsimile:

Email:

EXHIBIT D

Form of Promissory Note

THIS PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Principal Amount: $250,000	December 27, 2023

FOR VALUE RECEIVED, the undersigned, Lynks Motor Corporation, a Delaware corporation (together with its successors and assigns, the “Maker”), having a principal business address of 3267 Bee Caves Rd., Suite 107- 247, Austin, TX 78746, hereby promises to pay to the order of Nxu, Inc., a Delaware corporation (together with its successors and assigns, the “Payee”), having a principal business address of 1828 N. Higley Rd., Suite 116, Mesa, AZ 85205, the aggregate principal sum of Two Hundred Fifty Thousand Dollars ($250,000) upon the terms and subject to the conditions set forth below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note. The Maker and the Payee together shall be referred to as the “Parties.”

1.       PAYMENT AND PREPAYMENT. The Maker shall repay the principal amount of this Note in one lump sum on the earlier of (i) June 27, 2024 or (ii) an Event of Default (as defined hereinafter). This Note shall be non-interest bearing. Any amounts due under this Note may be prepaid in full at any time. If the due date of any required payment under this Note is not a “business day” (for this purpose, any day other than a Saturday, Sunday or legal holiday, such required payment shall be due and payable on the immediately succeeding business day.

2.       EVENTS OF DEFAULT. The occurrence and continuation of any one or more of the following events shall constitute an event of default under this Note (“Event of Default”): (a) the Maker shall fail to make any required payment of principal on this Note, or (b) the Maker shall (i) commence any case, proceeding or other action relating to seeking to have an order for relief entered with respect to it or its debts, or seeking reorganization, liquidation, dissolution, or other such relief with respect to it or its debts, or seeking appointment of a receiver or other similar official (each of the foregoing, a “Bankruptcy Action”); (ii) become the debtor named in any Bankruptcy Action which results in the entry of an order for relief or any such adjudication or appointment described in the immediately preceding clause (i); or (iii) make a general assignment for the benefit of its creditors.

In each and every Event of Default under clause (a) or (b) of this Section 2, the Payee may, without limiting any other rights it may have at law or in equity, by written notice to the Maker, declare the unpaid principal of this Note due and payable, whereupon the same shall be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which the Maker hereby expressly waives, and the Payee may proceed to enforce payment of such principal or any part thereof in such manner as it may elect in its discretion. In each and every Event of Default, the unpaid principal of this Note shall be immediately due and payable without presentment, demand, protest or notice of any kind, all of which the Maker hereby expressly waives, and the Payee may proceed to enforce payment of such principal or any part thereof in such manner as it may elect in its discretion.

3.       NOTICES. All notices, requests, demands or communications required or permitted under this Note shall be given in writing to the Parties at their addresses as set forth at the beginning of this Note.

4.       WAIVERS. No delay on the part of the Payee in exercising any right, power or privilege under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the simultaneous or later exercise of any other right, power or privilege hereunder. The Maker hereby waives to the extent not prohibited by applicable law any requirement of diligence or promptness on the part of the Payee to enforce its rights under this Note.

5.       RIGHTS AND REMEDIES. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Payee may otherwise have.

6.       AMENDMENT. No amendment or other modification of this Note may be made without the written consent of both Parties.

7.       GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of Delaware, and both Parties agree that any dispute related to this Note shall be heard in the courts of Delaware.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

LYNKS MOTOR CORPORATION

By:
Name:
Title:

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